                                                                   EXHIBIT 10.71

                       AMENDED AND RESTATED WAREHOUSING
                               CREDIT AGREEMENT

                                 By and Among

                            LEASING SOLUTIONS, INC.

                    The LENDERS herein named as the LENDERS

                                      AND

                  THE FIRST NATIONAL BANK OF BOSTON, as Agent


                              SEPTEMBER 13, 1996

                   INDEX OF EXHIBITS AND SCHEDULES
                   -------------------------------

Exhibit A-1        Form of Note

Exhibit A-2        Form of Swingline Note

Exhibit B          Form of Security Agreement

Exhibit C          Form of Opinion of Borrower's Counsel

Exhibit D          Form of Compliance Certificate

Exhibit E          Form of Lease

Exhibit F          Form of Borrowing Base Certificate

Exhibit G          Form of Sybase, Inc. lease

Exhibit H          Form of Permitted Amendment

Schedule 1         Commitments

Schedule 6.7       ERISA Plans

                               TABLE OF CONTENTS

                                                                    PAGE

Section 1.    Definitions. ......................................      2

Section 2.    AMOUNT AND TERMS OF CREDIT.........................     16
        2.1   Commitment to Lend.................................     16
              (a)       Commitment to Make Revolving Loans.......     16
              (b)       Commitment to Make Swingline Loans.......     18
              (c)       Increased Costs..........................     20
              (d)       Illegality or Impossibility..............     21
              (e)       Capital Requirements.....................     22
              (f)       Special Notice Requirements..............     23
              (g)       Notice of Swingline Loans................     24
              (h)       Notice of Mandatory Borrowings...........     24
              (i)       Conversion and Continuation of Loans.....     24
              (j)       Limitation on Types of Loans.............     25
        2.2   Prepayment.........................................     26
              (a)       Voluntary Prepayment.....................     26
              (b)       Payments Not at End of Interest Period...     26
        2.3   Fees and Commissions...............................     27
              (a)       Commitment Fee...........................     27
              (b)       Agent's Fee..............................     27
        2.4   Calculation of Interest; Post-Default Interest.....     27
        2.5   Payments...........................................     27
        2.6   Payment on Non-Business Days.......................     28
        2.7   Application of Payments............................     28
        2.8   Distribution of Payments...........................     29
        2.9   Agent's Right to Assume Funds Available for
              Advances...........................................     29
        2.10  Agent's Right to Assume Payments Will be Made by
              Borrower...........................................     30
        2.11  Conditions Precedent to Loans......................     30
              (a)       First Loan...............................     30
              (b)       All Loans................................     31
        2.12  Funding Sources....................................     32
        2.13  Sharing of Payments, Etc. .........................     33
Section 3.    Collateral Security................................     33

Section 4.    Borrower's Representations And Warranties..........     33
        4.1   Organization and Qualification.....................     33
        4.2   Corporate Authority................................     33
        4.3   Valid Obligations..................................     34
        4.4   Consents or Approvals..............................     34

                               TABLE OF CONTENTS
                                  (continued)

                                                                     PAGE

        4.5   Title to Collateral; Absence of Encumbrances.......     34
        4.6   Financial Statements...............................     34
        4.7   Changes............................................     35
        4.8   Defaults...........................................     35
        4.9   Taxes..............................................     35
        4.10  Litigation.........................................     35
        4.11  Use of Proceeds....................................     35
        4.12  Investment Company Act.............................     35
        4.13  Compliance with ERISA..............................     35
        4.14  Environmental Matters..............................     36

Section 5.    Borrower's Affirmative Covenants...................     37
        5.1   Records and Reports................................     37
              (a)       Audited Financial Statements.............     37
              (b)       Unaudited Financial Statements...........     37
              (c)       Compliance Certificates..................     37
              (d)       Borrowing Base Certificates..............     38
              (e)       Collateral Report........................     38
              (f)       Other Financial Reports..................     38
              (g)       Other Data...............................     38
              (h)       Credit Policy Manual.....................     39
        5.2   Corporate Rights; Facilities; Conduct of Business.      39
        5.3   Insurance..........................................     39
        5.4   Taxes and Other Liabilities........................     39
        5.5   Certain Notices....................................     39
        5.6   Inspection Rights..................................     40
        5.7   Conversations With Management......................     40
        5.8   Periodic Audits....................................     40
        5.9   Use of Proceeds....................................     40
        5.10  Compliance With Laws...............................     40
        5.11  Punctual Payment...................................     41
        5.12  Designated Deposit Account.........................     41
        5.13  Imposition of More Restrictive Covenants. .........     41
        5.14  Agreements.........................................     41
        5.15  Location of Collateral.............................     41
        5.16  Notices to and Consents from Lessees...............     41
        5.17  Copies of Leases...................................     42
        5.18  Post-Closing Documents.............................     42

                               TABLE OF CONTENTS
                                  (continued)

                                                                     PAGE


Section 6.    Borrower's Negative Covenants......................     42
        6.1   Liens and Encumbrances.............................     42
        6.2   Employee Loans.....................................     42
        6.3   Dividends..........................................     43
        6.4   Restriction on Fundamental Changes.................     43
        6.5   Transactions with Affiliates.......................     43
        6.6   Maintenance of Business............................     44
        6.7   ERISA..............................................     44
        6.8   No Use of Lenders' Name............................     44
        6.9   Fiscal Year........................................     44

Section 7.    Financial Covenants Of Borrower....................     44
        7.1   Minimum Interest Coverage Ratio....................     45
        7.2   Minimum Tangible Net Worth.........................     45
        7.3   Maximum Recourse Debt Ratio........................     45
        7.4   Profitability......................................     45

Section 8.    Events Of Default And Remedies.....................     45
        8.1   Events of Default..................................     45
        8.2   Remedies...........................................     47
              (a)       Exercise of Remedies.....................     47
              (b)       Deficiency...............................     47
              (c)       Set-Off..................................     48
              (d)       Rights and Remedies Cumulative...........     48

Section 9.    Agent..............................................     48
        9.1   Appointment........................................     48
        9.2   Powers; General Immunity, etc. ....................     48
        9.3   Representations and Warranties; No Responsibility
              for inspection.....................................     49
        9.4   Reliance by Agent..................................     50
        9.5   Delegation of Duties...............................     50
        9.6   Right to Indemnity.................................     50
        9.7   Moneys to be Held..................................     51
        9.8   Agent's Reimbursement..............................     51
        9.9   Resignation or Removal of Agent and Appointment of
              Successor Agent....................................     51

                               TABLE OF CONTENTS
                                  (continued)

                                                                     PAGE

        9.10  Conflicts..........................................     51
        9.11  Communications.....................................     52
        9.12  No Obligations of Borrower.........................     52

Section 10.   Expenses And Indemnities...........................     52
        10.1  Expenses...........................................     52
        10.2  Taxes, etc. .......................................     53
        10.3  Indemnification....................................     53

Section 11.   Miscellaneous......................................     53
        11.1  Survival...........................................     53
        11.2  No Waiver by Agent or Lenders......................     53
        11.3  Notices............................................     53
        11.4  Severability.......................................     54
        11.5  Construction.......................................     54
        11.6  Entire Agreement; Amendments and Waivers...........     54
        11.7  No Set-Offs by Borrower............................     55
        11.8  Headings...........................................     56
        11.9  Governing Law......................................     56
        11.10 Waiver of Jury Trial...............................     56
        11.11 Subsequent Holders.................................     56
        11.12 Assignability......................................     56
        11.13 Confidentiality....................................     57
        11.14 Counterparts.......................................     57

                   AMENDED AND RESTATED WAREHOUSING CREDIT
                                 AGREEMENT



    THIS AMENDED AND RESTATED WAREHOUSING CREDIT AGREEMENT is entered into as of September 13, 1996, by and among LEASING SOLUTIONS, INC., a California corporation ("Borrower"), THE FIRST NATIONAL BANK OF BOSTON, in its individual capacity ("FNBB"), each other lender whose name is set forth on the signature pages hereof or which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.12 or otherwise become a party to this Agreement (any one of FNBB or such other lenders being referred to individually as, a "Lender," and collectively, "Lenders"), FNBB in its capacity as the Swingline Lender (defined below), and FNBB, as agent on behalf of the Lenders and the Swingline Lender (not in its individual capacity, but solely as agent, "Agent").

                                 RECITALS

    A. Borrower, FNBB, the Lenders whose names are set forth on the signature pages thereof, and Agent are parties to that certain Amended and Restated Warehousing Credit Agreement, dated as of September 15, 1995, as amended by that certain First Amendment to Credit Agreement, dated as of December 15, 1995, that certain Second Amendment to Credit Agreement, dated as of May 31, 1996, that certain Third Amendment to Credit Agreement, dated as of June 28, 1996, that certain Fourth Amendment to Credit Agreement, dated as of July 3, 1996, and that certain Fifth Amendment to Credit Agreement, dated as of August 1, 1996 (collectively, the "Existing Agreement"), pursuant to which the Lenders agreed to make secured revolving credit advances to Borrower of up to One Hundred Thirty-Two Million Five Hundred Thousand Dollars ($132,500,000.00) in the aggregate principal amount outstanding at any one time.

    B. Borrower has requested Lenders to make secured revolving credit advances to Borrower of up to One Hundred Fifty-Five Million Dollars ($155,000,000.00) (or, subject to the terms and conditions of this Agreement, at Borrower's option, One Hundred Seventy-Five Million Dollars ($175,000,000)) in the aggregate principal amount outstanding at any one time, which Borrower will use to refinance existing warehousing credit facilities with certain of the Lenders, including under the Existing Agreement, and to warehouse equipment leases prior to permanent financing thereof.

    C. Borrower and Lenders wish to amend and restate the Existing Agreement to increase the Commitments and to add additional Lenders, all upon the terms and subject to the conditions hereinafter set forth and in reliance on the representations and warranties set forth herein.



                                  AGREEMENT

    NOW, THEREFORE , in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

1.  DEFINITIONS.

    As used herein, the following terms have the following meanings:

    "Adjusted LIBOR" means, for each Interest Period in respect of LIBOR Loans, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) determined pursuant to the following formula:

Adjusted LIBOR =                 LIBOR
                 ------------------------------------
                 1.00 - Eurodollar Reserve Percentage

The Adjusted LIBOR shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

    "Advance" has the meaning given to such term in Section 2.1(a)(i)(A).

    "Affiliate" means with respect to any Person (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, twenty percent (20%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall any Lender or Agent be deemed to be an Affiliate of Borrower for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

    "Agent" means FNBB solely when acting in its capacity as the Agent under any of the Loan Documents, and any successor Agent.

    "Agent's Fee Letter" means that letter of even date herewith between Borrower and Agent.

    "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 11.3.

    "Agent's Reimbursement" means all reasonable out-of-pocket amounts paid or expenses incurred by Agent in connection with the enforcement of the rights and remedies granted to Agent and Lenders under this Agreement and the other Loan Documents, including, without limitation, all attorneys' fees, reasonable allocated costs of inhouse counsel, court costs and other allocated expenses and disbursements of any outside counsel and fees and expenses of other advisors retained by Agent.

    "Agreement" means this Warehousing Credit Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

    "Applicable Percentage" means one hundred percent (100%); provided, that the Applicable Percentage shall be reduced to ninety-five percent (95%) if either
(i) the aggregate Net Present Value of Leases in the Borrowing Base with lessees who have an internal credit rating of B+ or better (based upon the monthly Collateral Report delivered pursuant to Section 5.1(e)) is less than fifty percent (50%) of the aggregate Net Present Value of all Leases in the Borrowing Base or (ii) the Default Ratio is greater than Two Tenths of One percent (0.20%); provided further, that in the case of a reduction of the Applicable Percentage under paragraph (i) above, such reduction shall not be effective if
(a) such reduction was a direct result of a closing of a refinancing, sale, or securitization of Leases, and (b) within three (3) weeks after delivery of the original Collateral Report Borrower shall have provided Agent with a new Collateral Report demonstrating that the aggregate Net Present Value of Leases in the Borrowing Base with lessees who have an internal credit rating of B+ or better is greater than or equal to fifty percent (50%) of the aggregate Net Present Value of all Leases in the Borrowing Base.

    "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto.

    "Base Rate" means at any time FNBB's floating commercial loan rate publicly announced from time to time by FNBB at its head office as its base rate, which rate may not be FNBB's lowest domestic rate.

    "Base Rate Loan" in the singular and "Base Rate Loans" in the plural means any and all Loans with respect to which Borrower elects an interest rate based upon the Base Rate.

    "Board of Directors" means the Board of Directors of Borrower or any committee of the Board of Directors of Borrower authorized with respect to any particular matter to exercise the power of the Board of Directors of Borrower.

    "Borrowing Base" means, at the relevant time of reference thereto, an amount determined by Agent by reference to the most current Borrowing Base Certificate delivered to Lenders and Agent pursuant to Section 5.1(d), which is equal to the sum of the Loan Amounts with respect to each Eligible Lease which is Collateral for the Loans.

    "Borrowing Base Certificate" means a certificate with appropriate insertions setting forth the components of the Borrowing Base, which certificate shall be substantially in the form set forth in EXHIBIT F and certified by a Responsible Officer.

    "Business Day" means any day which is not a Saturday, Sunday or a legal holiday under the laws of the States of Massachusetts, New York or California or is not a day on which banking institutions located in the States of Massachusetts, New York or California are authorized or permitted by law or other governmental action to close; except that if any determination of a "Business Day" shall relate to a LIBOR Loan, the term "Business Day" shall in addition exclude any day which is not a Eurodollar Banking Day.

    "Capital Requirement Change" has the meaning given to such term in SECTION 2.1(e).

    "Capital Requirement Change Effective Date" has the meaning given to such term in SECTION 2.1(e).

    "Closing Date" means the date on which all of the conditions precedent set forth in Section 2.11 to making the first Loan hereunder shall have been duly satisfied by Borrower.

    "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations proposed or adopted thereunder, as the same may be in effect from time to time.

    "Collateral" means the "Collateral", as defined in the Security Agreement and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, Swingline Lender or Lenders to secure the full and complete payment and performance of Borrower's Obligations hereunder and under the other Loan Documents.

    "Commitment" means, with respect to each Lender, the amount set forth on
Schedule 1 for such Lender and "Commitments" means, with respect to each Lender, all such amounts collectively, as amended from time to time upon the execution and delivery of an instrument of assignment pursuant to SECTION 11.12 or as otherwise amended pursuant to the terms hereof.

    "Commitment Fee" means the fee referred to in Section 2.3(a).

    "Commitment Percentage" means, for any Lender, the proportion such Lender's Commitment bears to the aggregate of all Commitments.

    "Commitment Termination Date" means September 11, 1997.

    "Compliance Certificate" means a certificate signed by a Responsible Officer of Borrower, substantially in the form set forth in EXHIBIT D, with such changes therein as

Requisite Lenders or Agent may from time to time reasonably request for the purpose of having such certificate disclose the matters certified therein and the method of computation thereof.

    "Consolidated Net Worth" means, on a consolidated basis, the common stockholders' equity capital plus surplus plus retained earnings, as determined and computed according to GAAP.

    "Default" means a Potential Event of Default or an Event of Default.

    "Default Ratio" means, as of the end of each fiscal quarter of Borrower, the quotient of (A) the aggregate net charge-offs over the immediately preceding four (4) consecutive fiscal quarters of Borrower, divided by (B) the sum of the "Net Investment in Operating Leases" plus the "Net Investment in Direct Finance Leases," taken from the balance sheet of Borrower as of the end of such fiscal quarter.

    "Defaulting Lender" has the meaning given to such term in SECTION 2.9.

    "Default Rate" means the default rate of interest set forth in SECTION 2.4.

    "Designated Deposit Account" means the demand deposit account maintained by Borrower with FNBB pursuant to SECTION 5.12.

    "Effective Date" has the meaning given to such term in SECTION 2.1(c).

    "Eligible Lease" means any Lease, excluding, however, each of the following:

            (a) all Leases in respect of which payments are more than sixty (60) but less than ninety (90) days past due, to the extent that the aggregate present value of the balance of the monthly rental payments under such Leases exceeds $1,500,000, using a discount rate equal to the lower of the then current
(i) Base Rate plus the Rate Spread or (ii) Adjusted LIBOR (assuming a two month Interest Period) plus the Rate Spread;

            (b) in the case of Leases under which the lessee has an internal credit rating of B or better as determined by Borrower in accordance with the "Leasing Solutions, Inc. Credit Policy," dated August 12, 1996, all such Leases with any such lessee (including any affiliate of such lessee) as to which any payments are more than ninety (90) days past due (i) with respect to ten percent (10%) of the aggregate Net Present Value of all Leases with such lessee (including any affiliate of such lessee), whether or not such Leases are otherwise Eligible Leases, or (ii) under any such Leases with such lessee (including any affiliate of such lessee) with an aggregate Net Present Value equal to or greater than One Million Dollars ($1,000,000);

            (c) in the case of Leases under which the lessee has an internal credit rating of less than B as determined by Borrower in accordance with the "Leasing Solutions, Inc. Credit Policy," dated August 12, 1996, all such Leases with any such lessee (including any affiliate of such lessee) as to which any payments are more than ninety (90) days past due with respect to any such Lease;

            (d) all Leases which have been previously financed under any warehouse facility other than this facility (each a "Previously Financed Lease"); provided, that a Previously Financed Lease which is being held for consolidation with other leases in connection with a securitization shall not be excluded under this PARAGRAPH (D) for up to ninety (90) days after otherwise becoming an Eligible Lease, or such longer period as may be approved by Agent, in its sole discretion;

            (e) all Leases as to which the lessee is subject to insolvency, bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors;

            (f) each Lease which Requisite Lenders in their reasonable discretion shall deem not to qualify as an Eligible Lease for reasons unrelated to the lessee's credit standing and for which Requisite Lenders have provided an explanation, in reasonable detail, for such failure to qualify;

            (g) each Lease with respect to which (i) a Lease Default shall have occurred and be continuing at the time a Schedule is executed by Borrower to pledge such Lease as Collateral or (ii) a Lease Default shall have occurred and be continuing for more than ninety (90) days after such Lease has been included in the Borrowing Base;

            (h) all Eligible Software Leases to the extent that the aggregate Loan Amount with respect to such Eligible Software Leases exceeds ten percent (10%) of the aggregate Commitments;

            (i) each Lease (other than a Lease under which the lessee is the State of California) which requires that (i) consent to assignment of such Lease be obtained from the lessee or (ii) the lessee acknowledge notice of any assignment, if such consent or acknowledgement is not obtained from such lessee in writing by Borrower within one hundred and twenty (120) days after the date on which such Lease was first included in the Borrowing Base;

            (j) each Lease (other than a Lease under which the lessee is the State of California) which requires that (i) consent to assignment of such Lease be obtained from the lessee or (ii) the lessee acknowledge notice of any assignment, to the extent that such consent or acknowledgement is not obtained in writing by Borrower and the aggregate Loan Amount for all such Leases (where such consent or acknowledgement was not obtained) with such lessee (including any affiliate of such lessee) exceeds Five Million Dollars ($5,000,000);

            (k) each Lease (other than a Lease under which the lessee is the State of California) which requires that (i) consent to assignment of such Lease be obtained from the lessee or (ii) the lessee acknowledge notice of any assignment, to the extent that such consent or acknowledgement is not obtained in writing by Borrower and the aggregate Loan Amount for all such Leases (where such consent or acknowledgement was not obtained) with all lessees exceeds Fifteen Million Dollars ($15,000,000);

             (l) each Lease with the State of California or any agency or subdivision thereof which requires that (i) consent to assignment of such Lease be obtained from the lessee or (ii) the lessee acknowledge notice of any assignment, to the extent that such consent or acknowledgement is not obtained in writing by Borrower and the aggregate Loan Amount for all such Leases (where such consent or acknowledgement was not obtained) with such lessee (including the State of California and any agency or subdivision thereof) exceeds Ten Million Dollars ($10,000,000); and

             (m) Each Lease with respect to which any of Borrower's representations or warranties made in any Loan Document or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made.

    "Eligible Software Lease" means any Lease (i) generated under Borrower's vendor program with Sybase, Inc., (ii) under which the property financed is software owned by Sybase, Inc., (iii) in substantially the form of Exhibit G and
(iv) the lessee or obligor under which has an internal credit rating of B or better as determined by Borrower.

    "Employee Plan" means all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

    "Environmental Laws" means any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated) of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over Borrower or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants, whether solid, liquid or gaseous in nature, into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

    "Equipment" means the equipment, software and other property covered by a particular Lease.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, as the same may be in effect from time to time.

    "Eurodollar Banking Day" means any day on which dealings in dollar deposits are conducted by and among banks in the London-Interbank Market.

    "Eurodollar Reserve Percentage" means the reserve percentage, if any, (expressed as a decimal, rounded upward to the nearest 1/100th of one percent (0.01%)) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period.

    "Event of Default" means any of the events set forth in SECTION 8.1.

    "Facility" means the revolving credit facility described in this Agreement up to an aggregate principal amount outstanding at any one time of $155,000,000.

    "Federal Funds Rate" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York Time, on that day by each of three leading brokers of Federal funds transactions in New York City selected by Agent.

    "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

    "Financing Statements" means the UCC-1 financing statements to be executed and delivered by Borrower pursuant to Section 2.11(b)(vi).

    "First Funding Date" means the date funds are first advanced to Borrower for the first Revolving Credit Loan hereunder.

    "Funded Debt" of any Person means without duplication (i) all Indebtedness for borrowed money, including, without limitation, all Indebtedness for borrowed money outstanding under this Agreement, (ii) all guaranties of such Indebtedness of others, and (iii) the present value of all Long-Term Lease obligations (such present value to be calculated using a discount rate equal to the lower of (A) the then current Base Rate plus the Rate Spread, if any, and
(B) the then current Adjusted LIBOR (assuming an Interest Period of two months) plus the Rate Spread.

    "Funding Date" means with respect to any proposed borrowing the date funds are advanced to Borrower for any Loan.

    "GAAP" means generally accepted accounting principles as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, as consistently applied. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Section 7 would then be calculated in a different manner or with different components, (a) the parties hereto agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Section during the ninety (90) day period following any such change in GAAP if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

    "Governmental Agency" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

    "Hazardous Material" means any substance, (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any Environmental Law or any amendments thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over Borrower or any of its Subsidiaries; or
(iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCBs").

    "Indebtedness" means, with respect to any Person, all liabilities, obligations and indebtedness of any and every kind and nature, including all liabilities and all obligations to trade creditors, whether now or hereafter owing, arising, due or payable, from such Person to any other Person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness of Borrower shall specifically include the following without duplication:

        (i) all amounts outstanding under this Agreement, including amounts outstanding under any and all Revolving Credit Loans or Swingline Loans;

        (ii) all obligations or liabilities of any Person that are secured by any Lien upon property owned by Borrower, even though Borrower shall not have assumed or otherwise be liable for the payment thereof; and

        (iii) all guaranty obligations, obligations under letters of credit, then financially measurable recourse obligations in connection with a securitization transaction, and other similar contingent obligations of Borrower.

    "Indemnitees" has the meaning set forth in SECTION 10.3.

    "Intangible Assets" means the value, as stated on the consolidated balance sheets of Borrower, of all intangible assets of Borrower as determined and computed in accordance with GAAP, including, without limitation, goodwill.

    "Interest Coverage Ratio" means, on a consolidated basis, as measured quarterly as of the last day of each fiscal quarter of Borrower and its Subsidiaries for the preceding four (4) fiscal quarters, including the quarter in which such measurement date occurs, the quotient obtained by dividing (a) the sum of Borrower's and Borrower's Subsidiaries Net Income plus tax expense plus
                                                                          ----
interest expense ("EBIT") by (b) interest expense, as determined and computed in accordance with GAAP.

    "Interest Period" means, as to any LIBOR Loan, the period commencing on the date of such LIBOR Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2) or three (3) months thereafter, in each case as Borrower may elect; provided, however, that (a) no Interest Period with respect to any LIBOR Loan shall end later than the date which is thirty (30) days after the Commitment Termination Date, (b) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day and (c) interest shall accrue from and including the first Business Day of an Interest Period to but excluding the last Business Day of such Interest Period.

    "Interest Rate Determination Date" The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Loan.

    "Lease" means a lease agreement (including any and all schedules, supplements and amendments thereto and modifications thereof) between Borrower as lessor and a third party as lessee, substantially in the form of EXHIBIT E; provided, that any material changes in the form attached hereto as EXHIBIT E must be approved by Requisite Lenders and Agent; or such other form as Requisite Lenders and Agent may approve in their sole discretion; provided further, that if a lease agreement is a "master lease agreement," the term "Lease" shall mean a particular equipment schedule or supplement under such "master lease agreement" together with such "master lease agreement" to the extent that it relates to such equipment schedule or supplement. In the case of an Eligible Software Lease, the term "Lease" includes all of the documentation set forth in EXHIBIT G together with all related documentation, including, without limitation, a term note or lease agreement and lease schedule, any guarantees, and all assignment documentation assigning the Lease to Borrower.

    "Lease Default" means an "Event of Default" as defined in each Lease against which a Loan is made hereunder.

    "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any incurrence of Loans or any Mandatory Borrowing or (ii) a Lender having notified Agent and/or Borrower that it does not intend to comply with the obligations under SECTION 2.1(a) or 2.1(b)(ii), in either case as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

    "LIBOR" means, with respect to any LIBOR Loan, the London Inter-Bank Offered Rate (determined solely by Agent) at which United States Dollar deposits are offered to FNBB by prime banks in London, England at or about 11:00 a.m., London Time, on the Interest Rate Determination Date with respect to such LIBOR Loan in an aggregate amount approximately equal to the amount of such LIBOR Loan and for a period of time comparable to the number of days in the applicable Interest Period. The determination of LIBOR by Agent shall be conclusive in the absence of manifest error.

    "LIBOR Loan" in the singular and "LIBOR Loans" in the plural means any and all Loans with respect to which Borrower elects an interest rate based upon Adjusted LIBOR.

    "Lien" means any mortgage, pledge, security interest, encumbrance, deed of trust, lien, levy or charge of any kind, whether voluntary or involuntary.

    "Loan" or "Loans" means the Revolving Credit Loans and the Swingline Loans.

    "Loan Amount" means:

          (a) with respect to a particular Eligible Lease (other than an Eligible Software Lease), an amount equal to the lesser of:

                 (i) the Applicable Percentage of Net Present Value of such
                     Eligible Lease and

                 (ii) ninety percent (90%) of the original cost of the equipment subject to such Eligible Lease; and

          (b) with respect to a particular Eligible Lease which is an Eligible Software Lease, an amount equal to the lesser of:

                  (i) ninety percent (90%) of the present value of (1) in the case of a lease, the remaining firm term periodic rental (excluding residuals) for such Eligible Lease or (2) in the case of a note, the remaining firm combined payments of principal and interest for such Eligible Lease, in each case discounted at a rate equal to the lower of (A) the then current Base Rate plus the Rate Spread, if any, and
          (B) the then current Adjusted LIBOR (assuming an Interest Period of two months) plus the Rate Spread and

                  (ii) ninety percent (90%) of the original cost of the equipment and software subject to such Eligible Lease.

    "Loan Documents" mean this Agreement, the Security Agreement, the Schedules executed under the Security Agreement, the Note, the Swingline Note, the Financing Statements, the Agent's Fee Letter and any other agreements, documents or instruments executed by Borrower to Lenders or Agent or its authorized designee evidencing or otherwise relating to the Loans and/or the Liens granted to Lenders or Agent with respect to the Loans, as the same may from time to time be amended, modified, supplemented or renewed.

    "Long-Term Lease" means any lease of real or personal property having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than one year.

    "Mandatory Borrowing" shall have the meaning provided in SECTION
2.1(b)(ii).

    "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower and its Subsidiaries taken as a whole, (b) Borrower's ability to pay the Obligations in accordance with the terms of this Agreement and the other Loan Documents or (c) the Collateral or Lenders' Liens on the Collateral or the priority of any such Lien.

    "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans (other than Mandatory Borrowings), $1,000,000, (ii) for LIBOR Loans, $1,000,000, (iii) for Swingline Loans, $50,000, (iv) for Mandatory Borrowings if no Default has occurred and is continuing, $1,000,000, and (v) for Mandatory Borrowings if a Default has occurred and is continuing, $0.

    "Net Income" means, on a consolidated basis, as at any date of determination, for any period, net income (or loss) as determined and computed in accordance with GAAP; provided, however, that there shall be excluded from the determination of Net Income the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries.

    "Net Present Value" means

            (a) with respect to a particular Eligible Lease which is not an Eligible Software Lease, the present value of the remaining firm term periodic rental (excluding residuals) for such Eligible Lease discounted at a rate equal to the lower of (A) the then current Base Rate plus the Rate Spread, if any, and (B) the then current Adjusted LIBOR (assuming an Interest Period of two months) plus the Rate Spread.

            (b) with respect to a particular Eligible Lease which is an Eligible Software Lease, the present value of (1) in the case of a lease, the remaining firm term periodic rental (excluding residuals) for such Eligible Lease or (2) in the case of a note, the remaining firm combined payments of principal and interest for such Eligible Lease, in each case discounted at a rate equal to the lower of (A) the then current Base Rate plus the Rate Spread, if any, and (B) the then current Adjusted LIBOR (assuming an Interest Period of two months) plus the Rate Spread.

For purposes of this Agreement, the Net Present Value of an Eligible Lease shall be the amount set forth in the most recent Borrowing Base Certificate, calculated in accordance with paragraphs (a) and (b) above.

    "New Equity" means the sum of (i) the net cash proceeds of any sale of Stock of Borrower by Borrower, less (ii) the net cash proceeds received by Borrower in connection with the sale of Stock under Borrower's employee stock option plans or Borrower's employee stock purchase plan, approved by Borrower's shareholders.

    "Note" means the promissory note executed pursuant to Section 2.1(a)(i)(A), and any and all replacements, extensions, substitutions and renewals thereof.

    "Obligations" means all loans, advances, debts, liabilities and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Borrower to any Lender, Swingline Lender or Agent, arising under any of the Loan Documents, including, without limitation, all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note(s), agreement or other instrument. This term includes, without limitation, all principal, interest, closing fees, prepayment fees, charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents.

    "Permitted Liens" has the meaning set forth in SECTION 6.1.

    "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

    "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

    "Rate Spread" means:

           (a) in the case of a Revolving Credit Loan which is a Base Rate Loan, zero percent (0%);


           (b) in the case of a Revolving Credit Loan which is a LIBOR Loan, one and thirty-five hundredths percent (1.35%); and

           (c) in the case of a Swingline Loan which is a Base Rate Loan, zero percent (0%).

    "Recourse Debt Ratio" means the quotient obtained by dividing (a) on a consolidated basis, the total of Borrower's and Borrower's Subsidiaries' Indebtedness on a recourse basis by (b) Tangible Net Worth.

    "Regulatory Change" has the meaning given to such term in SECTION 2.1(c).

    "Requisite Lenders" means at any time Lenders then holding at least sixty-six and two-thirds percent (66 2/3%) of all amounts then outstanding under this Agreement, or, in the event there are no amounts then outstanding, Lenders then having at least sixty-six and two-thirds percent (66 2/3%) of the Commitments.

    "Responsible Officer" means any of the President, Chief Financial Officer, Treasurer or other employee of Borrower having authority to request Loans or execute certificates on behalf of Borrower hereunder.

    "Revolving Credit Loan" in the singular and "Revolving Credit Loans" when used in the plural means any and all of the Revolving Credit Loans made pursuant to Section 2.1(a).

    "Schedule" means each Lease and Equipment Schedule executed by Borrower and Agent under the Security Agreement.

    "Security Agreement" means the Security Agreement to be entered into as of the date hereof by and among Borrower and Agent on behalf of Lenders, substantially in the form of EXHIBIT B, including all amendments, modifications and supplements thereto, and shall refer to the Security Agreement as the same may be in effect at the time such reference becomes operative.

    "Stock" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

    "Subsidiary" means, with respect to any Person, any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

    "Swingline Commitment" means Five Million Dollars ($5,000,000.00).

    "Swingline Lender" means The First National Bank of Boston.

    "Swingline Loans" shall have the meaning provided in SECTION 2.1(b)(i).

    "Swingline Maturity Date" means the date which is five Business Days prior to the Commitment Termination Date.

    "Swingline Note" means the promissory note executed pursuant to Section 2.1(b)(iii), and any and all replacements, extensions, substitutions and renewals thereof.

    "Tangible Net Worth" means, on a consolidated basis, Borrower's Consolidated Net Worth, less all (a) Intangible Assets and (b) amounts receivable from shareholders of Borrower.

    "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of Lenders' security interest in the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

    Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

    All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, all of which are by this reference incorporated into this Agreement, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to a "Section," "Subsection," "Exhibit" or "Schedule" shall refer to the relevant Section or Subsection of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary.

    Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary.


2.  AMOUNT AND TERMS OF CREDIT.

    2.1  COMMITMENT TO LEND

         (a) COMMITMENT TO MAKE REVOLVING LOANS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, Lenders hereby severally agree to make advances of immediately available funds to Borrower, on a revolving basis, from the Closing Date until the Business Day immediately preceding the Commitment Termination Date, in the aggregate principal amount outstanding at any time which, when added to the outstanding principal amount of the Swingline Loans, does not exceed the lesser of (i) the Commitments or (ii) the Borrowing Base (the "Maximum Availability"), as more fully set forth in this Section 2.1(a).

                  (i)      Advances by Lenders.

                           (A)       From time to time, but not more frequently
than three times in any calendar week, on the Funding Date requested by Borrower in a Borrowing Notice delivered to Agent in accordance with SECTION 2.1(f), after Borrower shall have satisfied all applicable conditions precedent set forth in SECTION 2.11, each Lender severally shall make immediately available funds available to Agent (each such advance being an "Advance") at the account designated by Agent in writing in the amount of such Lender's Commitment Percentage of one or more Base Rate Loans or LIBOR Loans specified in such Borrowing Notice, each of which shall constitute a Revolving Credit Loan hereunder and shall be in an amount equal to or greater than the Minimum Borrowing Amount. Agent shall immediately advance such funds to Borrower at the Designated Deposit Account on the Funding Date with respect to such Revolving Credit Loan. The Revolving Credit Loans shall be evidenced by a promissory note of Borrower in substantially the form of Exhibit A-1 (the "Note"), dated as of the Closing Date and completed with appropriate insertions.

                           (B)       The obligation of Lenders to make the
Revolving Credit Loans hereunder shall be limited at any time to the Maximum Availability. For the purpose of determining the amount of the Borrowing Base available at any one time, the amount available shall be the total amount of the Borrowing Base as of the date set forth in the most recent Borrowing Base Certificate required to have been delivered pursuant to SECTION 5.1(d). Nothing contained in this Agreement shall under any circumstance be deemed to require any Lender to make any Advance in the aggregate principal amount, taking into account the making of such Advance, which when added to such Lender's Commitment Percentage of the outstanding principal amount of Revolving Credit Loans and Swingline Loans, exceeds the lesser of (A) such Lender's Commitment and (B) such Lender's Commitment Percentage of the Borrowing Base.

                           (C)       If at any time and for any reason the sum
of (x) the aggregate principal outstanding under Revolving Credit Loans and (y) the aggregate principal outstanding under Swingline Loans, shall exceed the Maximum Availability (the amount of such excess, if any, being an "Overadvance"), Borrower shall within two (2) Business Days (or five (5) Business Days in the case of an Overadvance resulting from the removal of a Lease from the Borrowing Base calculation upon the exercise by Requisite Lenders of their rights under paragraph (e) of the definition of Eligible Lease) (i) repay the full amount of such Overadvance, together with all interest accrued thereon (with the amount of such repayment being applied first to Swingline Loans and then to Revolving Credit Loans) or (ii) pledge additional Eligible Leases to Agent, Swingline Lender and Lenders as Collateral for the Loans so as to increase the Borrowing Base and eliminate the Overadvance, provided, that in no event shall the sum of (x) the aggregate principal outstanding under Revolving Credit Loans and (y) the aggregate principal outstanding under Swingline Loans, exceed the aggregate Commitments and any remaining Overadvance shall be immediately due and payable under clause (i) above. All Overadvances shall be deemed to constitute Base Rate Loans.

                           (D)       Amounts borrowed by Borrower hereunder may
be repaid and, prior to the Commitment Termination Date and subject to the applicable terms and conditions precedent to borrowings set forth in SECTION 2.11, reborrowed; provided, however, that Borrower may not repay or reborrow more than three times in any calendar week.

                           (E)       Each request for a Revolving Credit Loan
hereunder shall constitute a reaffirmation by Borrower and the Responsible Officer requesting the same in his or her capacity as such Responsible Officer that the representations and warranties contained in this Agreement are true and correct in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true and correct in all material respects as of such earlier date.

                           (F)       The obligation of each Lender to make
Advances hereunder shall be several in proportion to such Lender's respective Commitment Percentage, it being understood that no Lender shall be responsible for any default by any other Lender in failing to advance funds hereunder, and that no Lender's Commitment shall be affected by any such default by any other Lender.

                  (ii) THE REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, Borrower may utilize the Commitments to request one or more of the following types of Revolving Credit Loans (except that no more than eight (8) LIBOR Loans shall be outstanding at any one time):

                           (A)       BASE RATE LOANS.  Each Base Rate Loan shall
be in an amount equal to or greater than the Minimum Borrowing Amount and shall bear interest on the sum of the unpaid principal balance thereof outstanding on each day until such Base Rate Loan shall have been fully repaid at a rate per annum equal to the sum of (1) the Base Rate plus (2) the Rate Spread, as each may fluctuate from time to time.

                           (B)       LIBOR LOANS.  Each LIBOR Loan shall be in
an amount equal to or greater than the Minimum Borrowing Amount and shall bear interest on the sum of the unpaid principal balance thereof outstanding on each day until such LIBOR Loan shall have been fully repaid at a rate per annum equal to the sum of (1) Adjusted LIBOR applicable as at the Interest Rate Determination Date with respect to such LIBOR Loan plus (2) the Rate Spread.

                           (C)       INTEREST PAYMENT.  Interest on each Base
Rate Loan outstanding hereunder shall be due and payable monthly in arrears on the last day of each calendar month with all accrued and unpaid interest being due and payable on the Commitment Termination Date. Interest on each LIBOR Loan shall be due and payable on the last day of the applicable Interest Period.

     All Revolving Credit Loans, all conversions and continuations of Loans permitted under SECTION 2.1(i) and all repayments of principal with respect to the Revolving Credit Loans shall be evidenced by notations made by Agent in its books and records regarding the date, amount and maturity of each Revolving Credit Loan made by Lenders and the amount of each payment of principal made by Borrower with respect thereto; provided, however, that the failure by Agent to make such notations shall not limit or otherwise affect the obligations of Borrower with respect to the repayments of principal or payments of interest on the Revolving Credit Loans. The aggregate unpaid amount of the Revolving Credit Loans set forth on the books and records of Agent shall be presumptive evidence of the principal amount owing and unpaid hereunder and under the Note.

                  (iii) PRINCIPAL REPAYMENT. The aggregate principal amount outstanding as of the Commitment Termination Date under Revolving Credit Loans shall be due and payable in full on such Commitment Termination Date, including, without limitation, the aggregate principal amount outstanding under any LIBOR Loans with respect to which the Interest Period extends beyond the Commitment Termination Date.

                  (b)   COMMITMENT TO MAKE SWINGLINE LOANS.

                  (i) Subject to and upon the terms and conditions herein set forth, the Swingline Lender severally agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans:

                           (A)  shall be Base Rate Loans;

                           (B)  shall have the benefit of the provisions of
                                SECTION 2.1(b)(ii);

                           (C) shall not exceed in the aggregate at any one time outstanding the Swingline Commitment at such time;

                           (D) shall not exceed in the aggregate for all Swingline Loans at any one time outstanding, when combined with the aggregate principal amount of all Revolving Credit Loans then outstanding, the Maximum Availability then in effect; and

                           (E) may be repaid and reborrowed in accordance with the provisions hereof.

On the Swingline Maturity Date, all Swingline Loans shall be repaid in full. The Swingline Lender will not make a Swingline Loan after it has received written notice from the Requisite Lenders that one or more of the applicable conditions precedent set forth in SECTION 2.11 are not then satisfied. In addition, at any time when a Lender Default exists, the Swingline Lender shall not be required to make a Swingline Loan exceeding the aggregate unused Commitments of the non-defaulting Lenders, unless the Swingline Lender has entered into arrangements satisfactory to it and Borrower to eliminate the Swingline Lender's risk with respect to the participation in Mandatory Borrowings by the Defaulting Lender or Lenders, including by cash collateralizing same.


                  (ii) On any Business Day, either the Borrower or the Swingline Lender may, in its sole discretion, give notice to Agent pursuant to
Section 2.1(f) that all then outstanding Swingline Loans shall be funded with a borrowing of Revolving Credit Loans (provided that such notice shall be deemed to have been automatically given by the Swingline Lender upon the occurrence of a Default), in which case a borrowing of Revolving Credit Loans constituting Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be made on the Funding Date set forth in the Borrowing Notice, by all Lenders with Commitments pro rata based on each Lender's Commitment Percentage, and the proceeds thereof shall be applied directly to repay the Swingline Lender for all outstanding Swingline Loans. Without limitation of the foregoing, each request by Borrower for a Revolving Credit Loan pursuant to a Borrowing Notice shall be deemed to include a request by Borrower pursuant to the preceding sentence to fund all then outstanding Swingline Loans with a borrowing of Revolving Credit Loans of the same type requested in such Borrowing Notice, in addition to any Revolving Credit Loans requested in such Borrowing Notice. Each Lender hereby irrevocably agrees to make Revolving Credit Rate Loans pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding:

                           (A) whether any conditions specified in Section 2.11 are then satisfied;

                           (B)  whether a Default has occurred and is
                                continuing;

                           (C)  the date of such Mandatory Borrowing; and

                           (D) any reduction in the Commitments after any such Swingline Loans were made.

In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of Borrower), each Lender with a Commitment (other than the Swingline Lender) hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such assignment of its outstanding Swingline Loans as shall be necessary to cause the Lenders with Commitments to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided that all interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing same from and after such date of purchase. Each Lender's obligations under this SECTION 2.1(b)(ii) shall be absolute and unconditional.

                  (iii) The Swingline Loans shall be evidenced by a promissory note of Borrower in substantially the form of EXHIBIT A-2 (the "Swingline Note"), dated as of the Closing Date and completed with appropriate insertions. The aggregate unpaid amount of the Swingline Loans set forth on the books and records of Swingline Lender shall be presumptive evidence of the principal amount owing and unpaid under the Swingline Note.

                  (iv) The Swingline Note issued to the Swingline Lender shall: (i) be executed by Borrower; (ii) be payable to the order of the Swingline Lender and be dated the Closing Date; (iii) be in a stated principal amount equal to the Swingline Commitment and be payable in the principal amount of Swingline Loans evidenced thereby; (iv) mature on the Swingline Maturity Date; (v) bear interest on the sum of the unpaid principal balance thereof outstanding on each day until the Swingline Loans shall have been fully repaid at a rate per annum equal to the sum of (1) the Base Rate plus (2) the Rate Spread, as each may fluctuate from time to time; (vi) be subject to mandatory prepayment as provided in Section 2.1(a)(i)(C); and (vii) be entitled to the benefits of this Agreement and the other Loan Documents.

                  (c)      INCREASED COSTS.  From time to time within thirty
(30) days of written notice, in reasonable detail, thereof from any Lender to Borrower (with a copy to Agent), Borrower shall pay to Agent, on behalf of such Lender, such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining its Commitment Percentage of any LIBOR Loan, or any reduction in any amount receivable by such Lender under this Agreement or the Note in respect of such Loans or such obligation (such increases in costs and reduction in amounts receivable being the "Additional Costs"), resulting from any change after the date of this Agreement in any federal, state, local or foreign law or regulation (including, without limitation, Regulation D), the adoption or making after such date of any interpretation, directive or requirement applying to a class of banks or financial institutions, including such Lender, of or under any federal, state, local or foreign law or regulation (whether or not having the force of law) by any monetary authority or Governmental Agency charged with the interpretation or administration thereof or from any other such regulatory development (collectively, a "Regulatory Change"), which (a) adversely changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Note in respect of such LIBOR Loans (other than taxes imposed on the overall net income of such Lender), (b) imposes or modifies any reserve, special deposit or similar requirement relating to any extension of credit or other assets of, or any deposits with or other liabilities of, such Lender or (c) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities). Such Additional Costs shall accrue commencing on the "Effective Date" which shall be the earlier of (i) the date which is ten (10) Business Days prior to the date of the written notice with respect to such Additional Costs delivered from Lender to Borrower under this section or (ii) the effective date of any such Regulatory Change that is applied retroactively; provided, that in no event shall Borrower be obligated for any Additional Costs under this SECTION 2.1(c) (x) relating to a period prior to the Effective Date, or (y) if such Additional Costs, or substantially the same type of costs, are not also imposed on other borrowers of such Lender who entered into similar credit facilities with a similar pricing, taken as a whole, who have agreed to pay such costs, at the same time. Determinations by any Lender for purposes of this Section 2.1(c) of the amount of such Additional Costs shall be presumptive evidence of the same, provided that such determinations are made in good faith and on a reasonable basis. Without affecting its rights under this Section 2.1(c) or any other provision of this Agreement, each Lender agrees that if there is any increase in any cost to or reduction in any amount receivable by such Lender with respect to which Borrower would be obligated to compensate Lender pursuant to this Section 2.1(c), such Lender shall use reasonable efforts to select an alternative lending office which would not result in any such increase in any cost to or reduction in any amount receivable by such Lender; provided, however, that such Lender shall not be obligated to select an alternative lending office if such Lender determines that (A) as a result of such selection such Lender would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (B) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Lender. In the event any Lender is unable to select an alternative lending office which would not result in any such increase in any cost to or a reduction in any amount receivable by such Lender, and in the event such Lender demands additional compensation pursuant to this Section 2.1(c), Borrower may (upon 30 days' prior written notice to Agent and such Lender) elect (1) to terminate the Commitments of such Lender and prepay on the date of such termination any outstanding Loans made by such Lender, together with accrued interest on any such Loans, subject to payment of any amounts required pursuant to Section 2.2(b), or (2) to cause such Lender to assign its Loans and Commitments in full to an assignee (so long as such Lender receives payment in full of the principal amount of all Loans outstanding, together with all interest on such Loans and other amounts payable to such Lender hereunder to the date of such assignment, and such assignee agrees (pursuant to documentation in form and substance reasonably acceptable to Agent and such Lender) to assume all of the obligations of such Lender and, if requested by Agent, all of the obligations of Agent, hereunder and release such Lender and Agent, if applicable, from all such obligations); provided that the assignee shall be either (i) a Lender or (ii) such other assignee as shall be consented to in writing by Agent and Requisite Lenders, which consent shall not be unreasonably withheld. After such assignment, such assignee bank shall be a "Lender" for all purposes hereunder and under the other Loan Documents.

                  (d) ILLEGALITY OR IMPOSSIBILITY. Notwithstanding any other provision of this Agreement, in the event Agent determines in good faith that (a) the introduction of, any change in, or any change in the interpretation or administration of any law or regulation after the date hereof by any Governmental Agency charged with the interpretation or administration thereof shall make it unlawful for any Lender to fund or maintain or charge interest with respect to any LIBOR Loan, (b) by reason of circumstances affecting the interbank markets, adequate and reasonable methods do not exist for determining the LIBOR or (c) deposits of United States Dollars in the relevant amount for the applicable term of a given LIBOR Loan are not available in the relevant interbank markets (collectively, the "Affected Loans"), then Agent shall promptly give notice of such determination to Borrower (which notice shall be and binding). Upon such notification by Agent, Lenders shall have no obligation to make any further Affected Loans unless the circumstances giving rise to such determination no longer exist.

                  (e) CAPITAL REQUIREMENTS. Notwithstanding any other provision of this Agreement, in the event that any Lender or Swingline Lender determines in good faith that either (a) the introduction of, any change in, or any change in the interpretation or administration of, any law or regulation by any governmental authority charged with the interpretation or administration thereof or (b) compliance with any guideline or request from any such governmental authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of such Lender, Swingline Lender or any corporation controlling such Lender or Swingline Lender as a consequence of or with reference to such Lender's or Swingline Lender's making or maintaining any commitment, credit, advance or other transaction hereunder below the rate which such Lender, Swingline Lender or such other corporation could have achieved but for such introduction, change or compliance (taking into account the policies of such Lender, Swingline Lender or corporation with regard to capital) (collectively, a "Capital Requirement Change"), then Borrower shall from time to time, within thirty (30) days written notice from such Lender or Swingline Lender, in reasonable detail describing such Capital Requirement Change, pay to Agent, for the benefit of such Lender or Swingline Lender, additional amounts sufficient to compensate such Lender, Swingline Lender or such other corporation for such reduction ("Capital Charges"). Each Lender and Swingline Lender agrees that it will provide Borrower with written notice of any Capital Charge with respect to such Lender or Swingline Lender arising under this SECTION 2.1(e). Such Capital Charges shall accrue commencing on the "Capital Requirement Change Effective Date" which shall be the earlier of (i) the date which is ten (10) Business Days prior to the date of the written notice with respect to such Capital Charges delivered from Lender or Swingline Lender to Borrower under this section or (ii) the effective date of any such Capital Requirement Change that is applied retroactively; provided, that in no event shall Borrower be obligated for any Capital Charges under this
SECTION 2.1(e) (x) relating to a period prior to the Capital Requirement Change Effective Date, or (y) if such Capital Charges, or substantially the same type of charges, are not also imposed on all borrowers of such Lender or Swingline Lender, who have agreed to pay such charges, at the same time. Determinations by any Lender or Swingline Lender for purposes of this SECTION 2.1(e) of the amount of such Capital Charges shall be presumptive evidence of the same, provided that such determinations are made in good faith and on a reasonable basis. Without affecting its rights under this SECTION 2.1(e) or any other provision of this Agreement, each Lender and Swingline Lender agrees that if in its good faith determination there is any increase in any cost to or reduction in any amount receivable by such Lender or Swingline Lender with respect to which Borrower would be obligated to compensate such Lender or Swingline Lender pursuant to this Section 2.1(e), Lender or Swingline Lender, as the case may be, shall use reasonable efforts to select an alternative lending office which would not result in any such increase in any cost to or reduction in any amount receivable by such Lender or Swingline Lender; provided, however, that such Lender or Swingline Lender shall not be obligated to select an alternative lending office if such Lender or Swingline Lender determines that (A) as a result of such selection such Lender or Swingline Lender would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (B) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Lender or Swingline Lender. In the event any Lender or Swingline Lender is unable to select an alternative lending office which would not result in any such increase in any cost to or a reduction in any amount receivable by such Lender or Swingline Lender, and in the event such Lender or Swingline Lender demands additional compensation pursuant to this SECTION 2.1(e), Borrower may (upon 30 days' prior written notice to Agent and such Lender or Swingline Lender) elect
(1) to terminate the Commitments of such Lender or Swingline Lender and prepay on the date of such termination any outstanding Loans made by such Lender or Swingline Lender, together with accrued interest on any such Loans, subject to payment of any amounts required pursuant to SECTION 2.2(b), or (2) to cause such Lender or Swingline Lender to assign its Loans, Swingline Commitment and Commitments in full to an assignee (so long as such Lender or Swingline Lender receives payment in full of the principal amount of all Loans outstanding, together with all interest on such Loans and other amounts payable to such Lender or Swingline Lender hereunder to the date of such assignment, and such assignee agrees (pursuant to documentation in form and substance reasonably acceptable to Agent and such Lender or Swingline Lender) to assume all of the obligations of such Lender or Swingline Lender hereunder, and, if requested by Agent, all of the obligations of Agent, hereunder and release such Lender, Swingline Lender, if applicable, and Agent, if applicable, from all such obligations); provided that the assignee shall be either (i) a Lender or (ii) such other assignee as shall be consented to in writing by Agent and Requisite Lenders, which consent shall not be unreasonably withheld. After such assignment, such assignee bank shall be a "Lender" and "Swingline Lender," if applicable, for all purposes hereunder and under the other Loan Documents.

                  (f)      SPECIAL NOTICE REQUIREMENTS.  Whenever
Borrower desires to utilize the Commitment hereunder, Borrower shall give written notice or telephonic notice promptly confirmed in writing (each such notice, together with each notice of the incurrence of Swingline Loans pursuant to SECTION 2.1(g), a "Borrowing Notice") to Agent at 435 Tasso Street, Suite 250, Palo Alto, California 94301, Attention: Michelle Arellano or Sarabelle Hitchner (phone: (415) 853-0404, fax: (415) 853-1425), and which notice shall comply with the following requirements:

                           (i)      For Base Rate Loans other than Swingline
Loans, a Borrowing Notice specifying that a Base Rate Loan is requested, the amount thereof and the proposed Funding Date, must be received by Agent no later than 1:00 p.m., California time, two (2) Business Days prior to the Funding Date for such Loan.

                           (ii)     For LIBOR Loans, a Borrowing Notice must be
received by Agent no later than 11:00 a.m., California time, four (4) Business Days preceding the Funding Date for such Loan, specifying that a LIBOR Loan is requested, the amount and Interest Period thereof and the proposed Funding Date.

                           (iii)    For all Loans, the Borrowing Notice may be
accompanied by, at Borrower's election, an updated Borrowing Base Certificate.

    Promptly following receipt of notice as provided in this SECTION 2.1(f), Agent shall notify by telephone, facsimile or telex each Lender of the principal amount (including such Lender's

Commitment Percentage thereof), and type and Funding Date of the Loan being requested by Borrower. For purposes of this SECTION 2.1(f), notice received by Agent from Borrower after 1:00 p.m., California time, on any day shall be deemed to be received on the next succeeding Business Day. Not later than 11:00 a.m., California time, on the Funding Date for such Loan, each Lender shall make advances to Agent for the account of Borrower in the amount of its Commitment Percentage of the Loan being requested by Borrower. Provided that the applicable conditions precedent set forth in SECTION 2.11 have been satisfied, not later than 3:00 p.m. California time on such Funding Date, Agent shall advance to the Designated Deposit Account all such advances received from Lenders. In the event that the applicable conditions precedent are not satisfied within two (2) Business Days, then Agent shall return to each Lender any such advances made by such Lender to Agent and Agent shall pay on its own behalf, interest at the Federal Funds Rate.

                  (g) NOTICE OF SWINGLINE LOANS. Whenever Borrower desires to incur Swingline Loans hereunder, it shall give Agent written notice (or telephonic notice promptly confirmed in writing) of each borrowing of Swingline Loans prior to 1:00 p.m. (California time) one (1) Business Day prior to the date of such borrowing. Each such notice shall be irrevocable and shall specify
(i) the aggregate principal amount of the Swingline Loans to be made pursuant to such borrowing and (ii) the date of borrowing (which shall be a Business Day). Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed borrowing of Swingline Loans and of the other matters covered by the Borrowing Notice.

                  (h) NOTICE OF MANDATORY BORROWINGS. Mandatory Borrowings shall be made upon the notice specified in Section 2.1(b)(ii), with Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

                  (i) CONVERSION AND CONTINUATION OF LOANS. Borrower shall have the right on prior irrevocable written notice to Agent to (a) convert any LIBOR Loan to a Base Rate Loan; (b) convert any Base Rate Loan (other than Swingline Loans), or a portion thereof, to a LIBOR Loan, specifying the Interest Period applicable thereto; (c) convert the Interest Period with respect to any LIBOR Loan to another permissible Interest Period; and (d) continue any LIBOR Loan into a subsequent Interest Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

                           (i)      The notice required to be received by Agent
from Borrower hereunder prior to the conversion or continuation of any Loan shall have been received no later than the time required for receipt of notice by Agent for the making of the Loan (A) being continued or (B) into which another Loan is being converted;

                           (ii)     Accrued interest on a Loan (or portion
thereof) being converted or continued shall continue to be paid quarterly in arrears, except that such amounts shall be paid by Borrower at the time of conversion or continuation if Agent shall so specify;

                           (iii)    LIBOR Loans may be converted or continued
only on the last day of the applicable Interest Period except with the payment of such fees as may be due pursuant to Section 2.2(b);

                           (iv)     LIBOR Loans may not be converted or
continued into an Interest Period having a maturity date occurring after the Commitment Termination Date;

                            (v)     LIBOR Loans may not be converted or
continued if more than eight (8) LIBOR Loans would be outstanding as a result of such conversion or continuation;

                            (vi)    Each Base Rate Loan being converted into a
LIBOR Loan and each Loan being continued into another LIBOR Loan shall be in the minimum principal outstanding amount of at least $1,000,000;

                            (vii)   Any conversion or continuation of any Loan
shall be subject to the satisfaction of the conditions precedent to all Loans set forth in Sections 2.11(b)(i), (ii), (iii), (iv), (vii) and (viii) at the time of conversion or continuation; and

                            (viii)  Any conversion or continuation of any Loan
under this Section 2.1(i) shall be made according to each Lender's Commitment Percentage.

    The Interest Period applicable to any LIBOR Loan resulting from a conversion shall be specified by Borrower in the notice delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, Borrower shall be deemed to have selected an Interest Period of one (1) month's duration.

                  (j) LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any Interest Period therefor, Requisite Lenders determine (which determination shall be conclusive, provided that such determination shall be made in good faith upon a reasonable basis) that the rates of interest referred to in the definition of "LIBOR" upon the basis of which the rate of interest on any LIBOR Loans for such period is determined do not accurately reflect the cost to Requisite Lenders of making or maintaining such Loans for such period, then Agent shall give Borrower prompt notice thereof (and shall thereafter give Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, Lenders shall be under no obligation to make LIBOR Loans or to convert Base Rate Loans into LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans either prepay such LIBOR Loans in accordance with Section 2.2(a) hereof (subject to SECTION 2.2(b) hereof) or convert such LIBOR Loans into Base Rate Loans in accordance with SECTION 2.1(i) hereof.

2.2      PREPAYMENT.

                  (a) VOLUNTARY PREPAYMENT. Loans that are LIBOR Loans may be prepaid without premium or penalty on the last day of any Interest Period applicable thereto and, subject to payment of amounts required pursuant to
SECTION 2.2(b), may be prepaid at any other time, in each case upon three Business Days' irrevocable notice. Loans that are Base Rate Loans may be prepaid at any time, without premium or penalty, upon one Business Day's irrevocable notice. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 2.2(b), in immediately available funds delivered to Agent not later than 11:00 a.m., California time.

                  (b) PAYMENTS NOT AT END OF INTEREST PERIOD. If Borrower for any reason makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of an Interest Period applicable to such LIBOR Loan, including, without limitation, the payment of principal due on the Commitment Termination Date with respect to any LIBOR Loan where the Interest Period with respect to such LIBOR Loan extends beyond the Commitment Termination Date, or fails to borrow or continue or convert to a LIBOR Loan after giving a Borrowing Notice or notice of conversion pursuant to Section 2.1(i), promptly upon written notice thereof from Agent, Borrower shall pay to Agent for the account of each Lender an amount computed pursuant to the following formula:

                   L = (R - T) x P x D
                       ---------------
                              360

    L    =    amount payable to Agent for the account of the Lenders

    R    =    interest rate on such Loan

    T    =    effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at FNBB's sole discretion, maturing on or near the last day of the then applicable Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by FNBB on the day of such payment of principal or failure to borrow or continue or convert

    P    =    the amount of principal prepaid or the amount of the requested
              Loan

    D    =    the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest
              Period

Borrower shall pay such amount promptly upon presentation by Agent of a statement setting forth the amount and Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

        2.3      FEES AND COMMISSIONS

                 (a) COMMITMENT FEE. In consideration of Lenders' agreement to commit to make the Loans available to Borrower, Borrower agrees to pay to Agent on behalf of Lenders a commitment fee from the Closing Date until the Commitment Termination Date in an amount equal to one-quarter of one percent (0.25%) per annum of the average daily difference between (a) the Commitments and (b) the sum of the aggregate outstanding principal amount of Loans. All such fees shall be due and payable each quarter in arrears, commencing September 30, 1996, with the final such payment due and payable on the Commitment Termination Date.

                 (b) AGENT'S FEE. Borrower shall pay to Agent for Agent's own account an agency fee in the amount and at the times set forth in the Agent's Fee Letter.

        2.4 CALCULATION OF INTEREST; POST-DEFAULT INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan. Each change in the interest rate of the Loans based on changes in the Base Rate or Adjusted LIBOR, as the case may be, shall be effective on the effective date of such change and to the extent of such change. Agent shall give Borrower notice of any such change in the Base Rate or Adjusted LIBOR; provided, however, that any failure by Agent to provide Borrower with notice hereunder shall not affect Lenders', Swingline Lender's, or Agent's right to make changes in the interest rate applicable to the Loans based on changes in the Base Rate or Adjusted LIBOR, as the case may be. Upon the occurrence and during the continuation of an Event of Default, the Loans shall thereafter bear interest payable upon demand at a rate which is two percent (2.0%) above the rate of interest otherwise applicable thereto (the "Default Rate").

        2.5      PAYMENTS.

                 (a) All payments of principal, interest and fees hereunder and under the Note and the Swingline Note shall be in lawful money of the United States of America in immediately available funds and shall be debited from the Designated Deposit Account by Agent, for the account of Lenders and Swingline Lender, on the date the same shall become due and payable. Borrower hereby authorizes Agent, and irrevocably constitutes and appoints Agent (and any officer or agent thereof, with full power of substitution) as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name (which appointment is coupled with an interest), to debit directly from the Designated Deposit Amount, the full amount (or any portion thereof) of the Obligations of Borrower to Lenders, Swingline Lender and Agent hereunder (including all principal, accrued interest, commitment and other fees, and other amounts chargeable to Borrower under this Agreement) when and as the same shall become due and payable. Agent shall provide prompt notice to Borrower of any such debit.

                 (b) All payments by Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (except as set forth below), levies, imposts, duties, charges, fees, deductions, withholdings (except as set forth below), compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, Borrower will pay to Agent, for the account of Lenders or (as the case may be) Swingline Lender or Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in dollars as shall be necessary to enable Lenders, Swingline Lender or Agent to receive the same net amount which Lenders, Swingline Lender or Agent would have received on such due date had no such obligation been imposed upon Borrower. Borrower will deliver promptly to Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower hereunder or under such other Loan Document. Borrower shall not be liable for taxes paid by Agent, Swingline Lender or Lenders which are based upon Agents's, Swingline Lender's or any Lender's net income or for any withholding required to made pursuant to applicable law which are credited against taxes based on Agent's, Swingline Lender's or a Lender's net income. If any Lender or Swingline Lender shall obtain a credit with respect to all or part of any tax indemnified by Borrower pursuant to this SECTION 2.5(b), then, to the extent such items have not previously been taken into account in computing the amount of any payment pursuant to this sentence or the amount of indemnification payable under this SECTION 2.5(b), such Lender or Swingline Lender shall promptly pay to Borrower an amount equal to the amount of such credit, reduced by the amount of any prior payments by such Lender or Swingline Lender to, or for the benefit of, Borrower arising from the same claim. All computations required hereunder shall be made by such Lender or Swingline Lender, acting reasonably and in good faith and the results of such computations shall be delivered to Borrower. At the request and expense of Borrower the accuracy of such computations shall be verified by such Lender's or Swingline Lender's independent accountants. The computations of such accounting firm shall be firmly binding and conclusive on Borrower and such Lender or Swingline Lender. Borrower shall have no right to examine or otherwise have access to the books and records of such Lender or Swingline Lender or otherwise have access to its tax returns.

        2.6 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder, under the Note, or under the Swingline Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of the payment of interest hereunder, under the Note, or under the Swingline Note.

        2.7 APPLICATION OF PAYMENTS. Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Agent from or on behalf of Borrower, and Borrower irrevocably agrees that Agent on behalf of Lenders and Swingline

Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing Obligations of Borrower as Agent may deem advisable. In the absence of a specific determination by Agent with respect thereto, the same shall be applied in the following order: (a) then due and payable fees and expenses of Swingline Lender (in its capacity as Swingline Lender), then due and payable interest payments and mandatory prepayments on Swingline Loans, and then due and payable principal payments and optional prepayments on Swingline Loans; (b) then due and payable fees and expenses of Agent and Lenders; (c) then due and payable interest payments and mandatory prepayments on Revolving Credit Loans; and (d) then due and payable principal payments and optional prepayments on Revolving Credit Loans. Agent is authorized to, and at its sole option may, make advances on behalf of Borrower for payment of all fees, expenses, charges, costs, principal and interest incurred hereunder or under the other Loan Documents. To the extent permitted by law, all amounts advanced by Agent or any Lender hereunder or under other provisions of the Loan Documents shall be deemed for the purpose of accruing interest thereon, as constituting a Base Rate Loan.

        2.8 DISTRIBUTION OF PAYMENTS. Agent shall immediately distribute to each Lender and Swingline Lender, at such address as each Lender and Swingline Lender shall designate, its respective interest in all repayments and prepayments of principal and all payments of interest, fees, expenses and costs received by Agent on the same day and in the same type of funds as payment was received.

        2.9 AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE FOR ADVANCES. Unless Agent shall have been notified by any Lender no later than the Business Day prior to the respective Funding Date of any Loan that such Lender does not intend to make available to Agent immediately available funds equal to such Lender's Commitment Percentage of the total principal amount of such Loan, Agent may assume that such Lender has made such Advance to Agent on the date of the Loan and Agent may, in reliance upon such assumption, make available to Borrower a corresponding Advance. If Agent has made funds available to Borrower based on such assumption and such Advance is not in fact made to Agent by such Lender, Agent shall be entitled to recover the corresponding amount of such Advance on demand from such Lender. If such Lender (the "Defaulting Lender") does not promptly pay such corresponding amount upon Agent's demand, Agent shall (a) to the extent that there is availability under the Commitments of the Lenders other than the Defaulting Lender, notify such Lenders and each such Lender severally shall make immediately available funds available to Agent at the account designated by Agent in writing in an amount equal to the lesser of such Lender's Commitment Percentage of such corresponding amount and such Lender's remaining Commitment, which amounts advanced shall be deemed to be Advances under this Agreement; provided, that for purposes of this Section, the Commitment Percentage of each Lender shall be calculated without regard to the Commitment of the Defaulting Lender; provided further, that nothing herein shall be deemed to increase the Commitment of any Lender; and (b) to the extent that (i) there is no further availability under the Commitments or (ii) Agent is not promptly reimbursed under SECTION 2.9(a), Agent shall notify Borrower and Borrower shall repay such Advance to Agent. Agent also shall be entitled to recover from the Defaulting Lender interest on such Advance in respect of each day from the date such Advance was made by Agent to Borrower to the date such corresponding amount is recovered by Agent at the Federal Funds Rate. Nothing in this Section 2.9 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights which Agent, any other Lender or Borrower may have against such Defaulting Lender as a result of any default by such Defaulting Lender under this Agreement.

        2.10 AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE BY BORROWER. Unless Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, Agent may, in its discretion, assume that Borrower has remitted such payment when so due and Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's Commitment Percentage of such assumed payment. If Borrower has not in fact remitted such payment to Agent, each Lender shall forthwith on demand repay to Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each date from and including the date such amount was made available by Agent to such Lender to the date such amount is repaid to Agent at the Federal Funds Rate.

        2.11      CONDITIONS PRECEDENT TO LOANS.

                  (a) FIRST LOAN. The obligation of Lenders or Swingline Lender to make the first Loan hereunder is subject to the following conditions precedent:

                           (i)      Agent shall have received in form and
substance satisfactory to Requisite Lenders and Agent and their special counsel the following:

                                    (A)      A certified copy of the records of
all actions taken by Borrower including resolutions of Borrower authorizing or relating to the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated hereby;

                                    (B)      Articles of Incorporation and
Bylaws and any other charter or formation documents of Borrower certified by an officer of Borrower as in full force and effect;

                                    (C)      Certificate of the Secretary of
State of California stating that Borrower is a corporation in good legal standing under the laws of the State of California;

                                    (D)      Certificate of the California
Franchise Tax Board as to the tax good standing of Borrower; and

                                    (E)      Certificates of incumbency and
signature with respect to the authorized officers of Borrower executing the Loan Documents.

                           (ii)     Agent shall have received the Note, duly
executed by Borrower, dated on or prior to the First Funding Date with appropriate insertions.

                           (iii)    Swingline Lender shall have received the
Swingline Note, duly executed by Borrower, dated on or prior to the First Funding Date with appropriate insertions.

                           (iv)     Agent shall have received an originally
executed opinion of counsel for Borrower, satisfactory to Lenders and Agent and their special counsel, dated on or prior to the First Funding Date and addressed to each Lender and Agent, which opinion shall be substantially in the form of Exhibit C.

                           (v)      Borrower shall have executed and delivered
to Agent on behalf of Lenders a Security Agreement substantially in the form of EXHIBIT B.

                           (vi)     Agent shall have received a certificate of
insurance of Borrower with respect to such insurance as is required to be maintained by Borrower pursuant to SECTION 5.3 of the Agreement.

                           (vii)    Agent shall have received financial
statements of recent date, in a form reasonably satisfactory to Agent, of Borrower, which fairly present the financial position of Borrower as of such date and the results of Borrower's operations for such period then ended, but subject, however, to the absence of footnotes and to normal, recurring year-end adjustments that shall not in the aggregate be material in amount to Borrower.

                           (viii)   Agent shall have received an executed
original of Agent's Fee Letter.

                           (ix)     Agent shall have received a Borrowing Base
Certificate.


                           (x)      Agent shall have received such other
documents, information and items from Borrower as reasonably requested by Agent.

                  (b) ALL LOANS. The obligation of Lenders and Swingline Lender to make any Loan is subject to the following further conditions precedent hereunder that:

                           (i)      Borrower shall have performed all of its
agreements under the Loan Documents to be performed on or before such Funding Date.

                           (ii)     No event shall have occurred and be
continuing or would result from the consummation of any Loans to be made on such Funding Date which constitutes an Event of Default or Potential Event of Default.

                           (iii)    All representations and warranties contained
in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on and as of such Funding Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date).

                           (iv)     The insurance required to be maintained by
Borrower pursuant to the Loan Documents shall be in full force and effect.

                           (v)      Agent shall have received the following
documents pertaining to each Eligible Lease which is included in the Borrowing Base calculation:

                                    (A)      A Schedule (in the form of SCHEDULE
1 to the Security Agreement) describing such Lease and the Equipment covered thereby, duly executed by Borrower;

                                    (B)      As to any Lease for which any of
the Equipment is titled to the lessee prior to the time that title passes to Borrower, an opinion of counsel to Borrower (or opinion of counsel for the lessee, acceptable to Requisite Lenders) that such transfer does not constitute a fraudulent conveyance or voidable transfer under the law of the relevant jurisdiction, including without limitation, for Equipment located in California,
Section 3440 of the California Civil Code; provided, however, that this CLAUSE
(C) shall not apply to (i) the funding of Leases in respect of which the total obligations thereunder of the lessee under such Leases to Borrower will not exceed, in the aggregate, $5,000,000, or (ii) a transaction approved by Requisite Lenders, which approval shall not be unreasonably withheld or delayed; provided further, however, that notwithstanding the foregoing, in the case of a funding of Leases in respect of which the total obligations of lessee to Borrower thereunder will exceed, in the aggregate, $500,000, Borrower shall comply with the requirements of Section 3440 of the California Civil Code in the case of Equipment located in California or any similar legislation providing for written notice of such a transaction, if any, in any other State where the Equipment is located.

                           (vi)     On or before the Funding Date, such UCC
financing statements, amendments, termination statements, and other documents or instruments shall have been executed and delivered, as Agent deems necessary or appropriate to provide Agent, on behalf of Lenders, a first priority, perfected security interest in the particular Leases included in the Borrowing Base calculation and the Equipment subject to such Leases.

                           (vii)      Agent shall have received such other
instruments and documents as Agent, on behalf of Lenders, may have reasonably requested from Borrower in connection with the Loans to be made on such date.

                           (viii)     There shall have been no material adverse
change in the financial condition, profits or business of Borrower, taken as a whole, in the opinion of Requisite Lenders, in its sole discretion, between the date of this Agreement and the Funding Date.

        2.12 FUNDING SOURCES. Nothing contained herein shall be deemed to obligate Lenders to fund any Loan hereunder in any particular place or manner and nothing contained herein shall be deemed to constitute a representation of any Lender or Agent that it has funded or will fund any Loan hereunder in any particular place or manner.

        2.13 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith (a) notify Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's Commitment Percentage (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.7) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this SECTION 2.13 and will in each case notify Lenders following any such purchases or repayments.

3.       COLLATERAL SECURITY.

         All of the Obligations of Borrower to Agent, Swingline Lender and Lenders arising hereunder and under the other Loan Documents, including, without limitation, all Obligations of

Borrower arising in respect of the Loans, shall be secured by the Collateral in accordance with the terms of the Security Agreement.

4.       BORROWER'S REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby warrants and represents to Lenders and Swingline Lender as follows, and agrees that each of said warranties and representations shall be deemed to continue until full and complete payment and performance of the Obligations and shall apply anew to each borrowing hereunder:

        4.1 ORGANIZATION AND QUALIFICATION. Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

        4.2 CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement and the Loan Documents and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not
(a) require any consent or approval of the shareholders of the Borrower, (b) contravene any provision of the organizational or charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower presently in effect and the contravention of which would result in the occurrence of a Material Adverse Effect, (c) constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking presently in effect and binding on the Borrower, which event of default would have a Material Adverse Effect, or (d) result in or require the imposition of any Liens on any of the properties, assets or rights of the Borrower, other than pursuant to the Loan Documents.

        4.3 VALID OBLIGATIONS. This Agreement and the Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        4.4 CONSENTS OR APPROVALS. The execution, delivery and performance of this Agreement and the Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any Governmental Agency, or any other party, the failure of which to obtain would have a Material Adverse Effect.

        4.5 TITLE TO COLLATERAL; ABSENCE OF ENCUMBRANCES. Borrower has good and marketable title to all of the Collateral, free from all Liens except Permitted Liens. Borrower has good and marketable title to all of the properties, assets and rights as are reflected as being owned by Borrower in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from any blanket Liens on all or substantially all of such properties, assets and rights.

        4.6 FINANCIAL STATEMENTS. Borrower has furnished Agent its consolidated balance sheet as of December 31, 1995 and its consolidated statements of income, changes in shareholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Deloitte & Touche LLP. Borrower has also furnished Agent its consolidated balance sheet as of June 30, 1996 and its consolidated statements of income, changes in stockholders' equity and cash flow for the six months then ended, which are hereby certified by the principal financial officer of Borrower to present fairly the financial position of Borrower and its Subsidiaries as of such dates and the results of the operations of Borrower and its Subsidiaries for such period, but subject, however, to the absence of footnotes and to normal, recurring year-end adjustments that shall not in the aggregate be material in amount to Borrower and its Subsidiaries taken as a whole. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position of Borrower and its Subsidiaries as of such dates and the results of the operations of Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve an amount material to Borrower and its Subsidiaries, taken as a whole.

        4.7 CHANGES. Since the date of the most recent financial statements referred to in Section 4.6, there have been no changes in the assets and liabilities (taken as a whole), financial condition or business of the Borrower and its Subsidiaries, taken as a whole, that have not been otherwise disclosed to Lenders other than changes in the ordinary course of business, the effect of which has not, in the aggregate, resulted in a Material Adverse Effect.

        4.8 DEFAULTS. As of the date of this Agreement and the Closing Date, no Default exists.

        4.9 TAXES. The Borrower and its Subsidiaries have filed all foreign, federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower and its Subsidiaries have been fully paid or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP, other than where a failure to file or pay the same would not have a Material Adverse Effect.

        4.10     LITIGATION.   There is no litigation, arbitration, proceeding
or investigation pending, or, to the knowledge of the Borrower, threatened, against Borrower or any of its Subsidiaries that, if adversely determined, could result in a forfeiture of all or any substantial part of the property of Borrower or Borrower and its Subsidiaries, taken as a whole, or could otherwise have a Material Adverse Effect.

        4.11 USE OF PROCEEDS. The Borrower does not own any "margin security", as that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Loans under this Agreement will be used only for purposes not prohibited hereunder. None of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, T, U and X. The Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

        4.12 INVESTMENT COMPANY ACT. Neither of the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

        4.13 COMPLIANCE WITH ERISA. Borrower has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each of its Employee Plans and is in compliance in all material respects with the applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or an Employee Plan under Title IV of ERISA. No "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any of its Employee Plans.

        4.14     ENVIRONMENTAL MATTERS.

                 (i) Borrower and each of its Subsidiaries has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

                 (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed and served on Borrower or any Subsidiary, no penalty has been assessed and no investigation or review is pending or, to the knowledge of Borrower, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not or could not result in the remediation of any property owned or used by the Borrower or any of its Subsidiaries costing in excess of $1,000,000 per occurrence or $1,000,000 in the aggregate.

                 (iii) To the knowledge of Borrower, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of Borrower or any of its Subsidiaries and no real property now or previously owned, leased or used by Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

                 (iv) To the knowledge of Borrower there are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by Borrower or any of its Subsidiaries and no governmental actions have been taken or are in process which could subject any of such properties to such Liens or as a result of which Borrower or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                 (v) Neither of the Borrower nor any of its Subsidiaries nor, to the knowledge of Borrower, any previous owner, tenant, occupant or user of any real property owned, leased or used by Borrower or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in the business conducted on such property and, in such case, in compliance with all Environmental Laws except to the extent failure to comply would not have a Material Adverse Effect, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in the business conducted on such property and, in such case, in compliance with all Environmental Laws except to the extent failure to comply would not have a Material Adverse Effect; nor to the knowledge of Borrower have any Hazardous Materials migrated from other properties upon, about or beneath such property; nor, to the knowledge of Borrower, are any Hazardous Materials presently deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in the business conducted on such property and, in such case, in compliance with all Environmental Laws except to the extent failure to comply would not have a Material Adverse Effect.

5.      BORROWER'S AFFIRMATIVE COVENANTS.

        Borrower covenants and agrees that, so long as any funds hereunder shall be available for borrowing and until payment in full of the Note and the Swingline Note, unless Requisite Lenders shall otherwise consent in writing, Borrower shall do all of the following:

        5.1 RECORDS AND REPORTS. Maintain a system of accounting in accordance with GAAP and furnish to Agent, Swingline Lender and Lenders:

                 (a) AUDITED FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a copy of the audited financial statements of Borrower, including a balance sheet, a profit and loss statement, and statement of changes in stockholders' equity and cash flow, as at the close of and for such fiscal year, all in reasonable detail and in consolidated form, and stating in comparative form the figures as at the close and for the previous fiscal year, together with the unqualified opinion thereon of a nationally recognized accounting firm.

                 (b) UNAUDITED FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the close of each quarter which is not the end of a fiscal year, a balance sheet, profit and loss statement and a statement of source and application of funds as at the close of such quarter and covering operations for the portion of Borrower's fiscal year ending on the last day of such quarter, all in reasonable detail, in consolidated form, all prepared in accordance with GAAP on a basis consistently maintained by Borrower and certified by a Responsible Officer, subject, however, to year-end audit adjustments.

                 (c) COMPLIANCE CERTIFICATES. As soon as available and in any event within forty-five (45) days of the end of each quarter and at such other times as shall be required hereunder, a Compliance Certificate (together with a schedule of calculation of items reflected therein) in the form of Exhibit D, certified by a Responsible Officer. Without limitation of the foregoing, the Compliance Certificate shall include a representation and warranty (i) as to any new Subsidiaries created since the date of the next preceding Compliance Certificate, and (ii) as to any Liens on the stock owned by Borrower of any Subsidiary.

                 (d) BORROWING BASE CERTIFICATES. As soon as available and in any event within fifteen (15) days of the end of each month and at such other times as shall be required hereunder, a Borrowing Base Certificate (together with a schedule of calculation of items reflected therein) in the form of Exhibit F, certified by a Responsible Officer. Without limitation of the foregoing, if Borrower discovers that any of Borrower's representations or warranties made in any Loan Document or any statement or certificate at any time given in writing pursuant hereto or in connection herewith, which representations or warranties relate solely to a particular Lease, shall be false or misleading in any material respect when made, then Borrower shall submit a new Borrowing Base Certificate to Agent within five (5) Business Days of such discovery.

                 (e) COLLATERAL REPORT. A "Collateral Report" detailing lease portfolio statistics (a) as of the end of each month, within fifteen (15) days of the end of such month, for Leases financed hereunder, consisting of (i) a listing of lessees by credit exposure by original funded dollar volume, lease term and credit rating, (ii) the top five vendors of equipment subject to financed Leases and the aggregate credit exposure by dollar volume of equipment financed, (iii) bookings by equipment vendor by dollar volume of equipment financed and (iv) a receivables aging report on such Leases, (b) as of the end of each fiscal quarter, rolling four quarter default statistics, and (c) as of the end of each fiscal year, as soon as available, but in any event within ninety (90) days of the end of such fiscal year, for the entire portfolio of Borrower, consisting of
(i) average equity contribution, (ii) realized residual/cash equity, (iii) realized residual/book equity and (iv) lease charge-offs.

                 (f)      OTHER FINANCIAL REPORTS.

                          (i)      Copies of the management letters submitted by
certified independent accountants to Borrower in connection with any audit or examination of Borrower, annual, interim or otherwise, all promptly upon receipt in final form by Borrower.

                          (ii)     As soon as available and in no event later
than fifteen (15) days after the same shall have been filed with the Securities and Exchange Commission, a copy of each Form 8-K Current Report, Form 10-K Annual Report, Form 10-Q Quarterly Report, Annual Report to Shareholders, and, when distributed to Borrower's shareholders, each Proxy Statement and Registration Statement of Borrower.

                 (g) OTHER DATA. Notices of any "prohibited transaction" or "reportable event" (as such terms are defined in Section 4043 of ERISA) with respect to any Employee Plan of Borrower that might constitute grounds for a termination of such Employee Plan under Title IV of ERISA, and such other information relating to the business, properties, condition, operations and financial and other affairs of Borrower as Lenders or Agent may reasonably request from time to time.

                 (h) CREDIT POLICY MANUAL. Borrower shall provide Agent with a copy of Borrower's credit policy manual as in effect from time to time and shall promptly provide Agent with any updates to the credit policy manual.

        5.2      CORPORATE RIGHTS; FACILITIES; CONDUCT OF BUSINESS.

                 (i) Maintain and preserve in full force and effect its corporate existence and all rights, licenses, leases, qualifications, privileges, franchises and other authority (collectively, "Rights") adequate for the conduct of its business, except where the lapsing of any such Right would not have a Material Adverse Effect;

                 (ii) Maintain, preserve and protect its properties, assets, equipment and facilities in working order and good repair and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, except where the failure to do so would not have a Material Adverse Effect;

                 (iii) Maintain, preserve and protect all of its rights to enjoy and use trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations where the failure to do so would have a Material Adverse Effect; and

                 (iv) Conduct its business in an orderly manner without voluntary interruption.

        5.3 INSURANCE. Maintain with financially sound and reputable companies, such insurance in such amounts and subject to such deductibles and other terms as is usual in the business conducted by Borrower, covering, without limitation, fire, theft, public liability, property damage, product liability, worker's compensation and extended coverage insurance covering Borrower's properties and assets.

        5.4 TAXES AND OTHER LIABILITIES. Promptly pay and discharge all taxes, assessments, levies and other liabilities payable by Borrower when due and payable except such as may be (a) paid thereafter without penalty or (b) contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. Borrower shall promptly notify Lenders of any material challenge, contest or proceeding pending by or against Borrower before any taxing authority.

        5.5 CERTAIN NOTICES. Give prompt written notice to Lenders of (a) the occurrence of any Event of Default or Potential Event of Default, (b) the occurrence of a material adverse change in Borrower's business, operations or financial condition or in any of those matters reflected in the reports and records supplied to Lenders under Section 5.1, (c) the pendency or institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding or investigation which would have a Material Adverse Effect, and (d) institution of any proceeding to attach or otherwise levy against any of the Collateral.

        5.6 INSPECTION RIGHTS. After the occurrence of an Event of Default, at any reasonable time and from time to time during normal business hours, permit Agent or any Lender or any agent, representative or employee of any of them, to examine and make copies of and abstracts from the financial records and books of account of, and visit the properties of, Borrower.

        5.7 CONVERSATIONS WITH MANAGEMENT. At any reasonable time upon reasonable notice and from time to time during normal business hours, permit Agent or any Lender or any agent, representative or employee thereof, to discuss the affairs, finances and accounts of Borrower with any officer of any of them to the extent any of the foregoing may be relevant to Borrower's obligations under the Loan Documents.

        5.8 PERIODIC AUDITS. At any reasonable time upon reasonable notice and from time to time during normal business hours, permit Lenders, or any agent, representative or employee thereof, to conduct periodic audits at Lenders' expense of the Collateral and documentation relating thereto, including, without limitation, all records of payments received on account of the Collateral; provided, however, that notwithstanding the foregoing, Borrower shall at any reasonable time upon reasonable notice and during normal business hours, permit Agent, or any agent, representative or employee thereof, to conduct up to two (2) audits within any twelve (12) month period at Borrower's expense, not to exceed $5,500.00 per audit, of the Collateral and documentation relating thereto, including, without limitation, all records of payments received on account of the Collateral.

        5.9 USE OF PROCEEDS. Use the proceeds of the Loans under the Facility only for (a) (i) refinancing the amounts owing to Lenders and Agent under the Existing Agreement; (ii) to the extent not previously paid, paying the purchase price of Equipment leased by Borrower pursuant to Eligible Leases which are Collateral for Loans; (iii) refinancing a Previously Financed Lease to the extent permitted under paragraph (c) of the definition of Eligible Lease; (iv) to the extent not previously paid, paying the purchase price for Eligible Leases and the Equipment thereunder purchased from brokers, which Eligible Leases and Equipment are Collateral for Loans; and (v) to the extent not previously paid, paying the purchase price for Eligible Software Leases, which Eligible Software Leases are Collateral for Loans; and (b) then for general corporate purposes.

        5.10 COMPLIANCE WITH LAWS. Exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations, orders, writs, judgments, decrees, determinations and awards of any Governmental Agency, non-compliance with which would have a Material Adverse Effect; provided, however, that Borrower may contest any act, regulation, order, decree or direction in any reasonable manner which shall not, in the opinion of Requisite Lenders, adversely affect Lenders' rights hereunder or adversely affect the priority of Lenders' Liens in and on the Collateral.

        5.11 PUNCTUAL PAYMENT. Duly and punctually pay or cause to be paid the Obligations, including, without limitation, the principal outstanding and interest accrued on the Note, the Swingline Note and all other amounts from time to time owing hereunder, all in accordance with the terms of this Agreement, the Note and the Swingline Note.

        5.12 DESIGNATED DEPOSIT ACCOUNT. Borrower shall establish and maintain with FNBB a demand deposit account, and shall deposit into such Designated Deposit Account funds sufficient to make all payments due hereunder.

        5.13 IMPOSITION OF MORE RESTRICTIVE COVENANTS. In the event that Borrower enters into any agreement evidencing a substantially similar recourse facility to that provided by this Agreement, including, without limitation, any recourse loan agreement secured by a first priority security interest in equipment or leases of Borrower, which agreement contains financial covenants more restrictive on Borrower thereunder than are contained in SECTION 7 of this Agreement the breach whereof would be a default permitting acceleration of such Indebtedness, such covenants shall be deemed included in this Agreement so long as such financial covenants are included in the other agreement and such agreement remains in effect and Borrower shall promptly notify Agent and Lenders of the same and shall execute such amendments or other agreements with Agent and Lenders as Agent or Requisite Lenders shall reasonably deem necessary to evidence such inclusion. For the purposes of this
Section 5.13, "financial covenants" shall mean any ratios or measurements derived from information contained on Borrower's balance sheet, income statement or cash flow statement.

        5.14 AGREEMENTS. Borrower shall perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including any leases to which it is a party, where the failure to so perform and enforce would have a Material Adverse Effect. Borrower shall not terminate or modify any provision of any agreement to which it is a party if such termination or modification could have a Material Adverse Effect. If Borrower obtains notice or knowledge of the occurrence of any Lease Default, or any event which, with the passage of time or the giving of notice or both, would become a Lease Default, Borrower will notify Agent immediately of such event, and, upon request of Requisite Lenders, Borrower will enforce all of its rights as lessor under the Lease as it deems reasonably necessary in the circumstances.

        5.15 LOCATION OF COLLATERAL. Borrower shall maintain the lessor's original of each Lease at its office at 10 Almaden Blvd., Suite 1500, San Jose, California, or such other location as Requisite Lenders shall approve in writing. Borrower shall mark any duplicate original of a Lease provided to a lessee after the date hereof as "duplicate," "lessee's original," or in a similar fashion to distinguish it from the lessor's original.

        5.16 NOTICES TO AND CONSENTS FROM LESSEES. Promptly after each Funding Date, Borrower shall:

        (i) send a notice by certified mail, return receipt requested, to the lessee under any Lease which requires that notice of assignment be given to such lessee; and

        (ii) send a request by certified mail, return receipt requested, for the written consent of the lessee under any Lease which requires that consent to assignment of such Lease be obtained from such lessee, other than a lease under which the lessee is the State of California; and

        (iii) comply with any notice requirements and obtain any required consents under any vendor program agreement entered into in connection with any Eligible Lease which is Collateral for Loans, in connection with the grant to Agent, on behalf of Lenders, of a security interest in Borrower's rights under such vendor program agreement.

        5.17 COPIES OF LEASES. Upon Agent's request, Borrower shall deliver to Agent a copy of each Lease which is included in the Borrowing Base calculation (including, in the case of a master lease agreement, a copy of the particular equipment schedule or supplement being financed and a copy of the related master lease agreement unless previously delivered to Agent), certified as a true and complete copy of the original by a Responsible Officer.

        5.18 POST-CLOSING DOCUMENTS. Borrower shall deliver to Agent an updated UCC search of the records of the California Secretary of State with copies of financing statements, dated of as a date not more than fifteen days prior to the date of this Agreement, within thirty (30) days after the date of this Agreement, in form and substance satisfactory to Requisite Lenders.

6.      BORROWER'S NEGATIVE COVENANTS.

        From the date of execution of this Agreement and so long as funds hereunder shall be available and until payment in full of the Loans, unless Requisite Lenders shall otherwise consent in writing, Borrower covenants and agrees as follows:

        6.1 LIENS AND ENCUMBRANCES. Without the prior written approval of Requisite Lenders, Borrower shall not create, assume or permit to exist any Lien on any of the Collateral, except (collectively, the "Permitted Liens"):

                        (1) Liens granted to Agent and Lenders on and in the Collateral;

                        (2) Liens for taxes, assessments or levies if payment shall not at the time be required to be made in accordance with SECTION
5.4 and for which proper reserves are established; and

                        (3) Liens for mechanics', laborers' and materialmen's and similar Liens not then delinquent and for which proper reserves are established.

        6.2 EMPLOYEE LOANS. Borrower shall not make or accrue any loans or other advances of money to any officer or employee of Borrower during the term of the Facility, other than (a) reimbursable advances incurred in the ordinary course of Borrower's business, (b) promissory notes issued upon the exercise of stock options, and (c) loans not to exceed $1,000,000 in the aggregate amount at any time outstanding to such officers or employees.

        6.3 DIVIDENDS. Borrower may declare but shall not make, pay or set apart any funds for the payment of any dividends or any other distribution with respect to its Stock, make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of its Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower, except:

                        (i) dividends payable solely in shares of Borrower's capital Stock; and

                        (ii) dividends payable in cash and/or property other than shares of Borrower's capital Stock to the extent that such dividends do not exceed, in the aggregate, twenty-five (25%) of Borrower's net income in that fiscal year.

        6.4 RESTRICTION ON FUNDAMENTAL CHANGES. Borrower shall not enter into any transaction of merger or consolidation, directly or indirectly, whether by operation of law or otherwise, if Borrower shall not be the continuing or surviving corporation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property or assets, whether now owned or hereafter acquired; provided, however, that notwithstanding the foregoing (a) Borrower may reincorporate in Delaware, provided that (i) no Default has occurred and is continuing or would occur, with the lapse of time or the giving of notice or both, immediately after giving effect to such reincorporation, (ii) Borrower gives Agent at least thirty (30) days' prior written notice of such reincorporation, (iii) such reincorporation does not adversely affect the rights of Lenders under this Agreement, (iv) all of Borrower's assets are transferred to the surviving corporation (the "Survivor") in such reincorporation, (v) the Survivor assumes all of Borrower's obligations under this Agreement and the other Loan Documents pursuant to an agreement in form and substance reasonably satisfactory to Agent, and (vi) the Survivor executes any financing statements or amendments thereto reasonably requested by Agent to perfect Agent's security interest, on behalf of Lenders and (b) Borrower may create new wholly-owned Subsidiaries and sell, assign or otherwise transfer equipment and leases to such Subsidiaries in connection with securitization transactions, provided, that Borrower shall not sell, assign or otherwise transfer any Equipment or Leases which are Collateral if the effect of such sale, assignment or transfer would be to create an Overadvance.

        6.5 TRANSACTIONS WITH AFFILIATES. Borrower shall not enter into or be a party to any agreements or transactions with any Affiliate of Borrower having a value in excess of $1,000,000 in the aggregate except (a) as otherwise permitted hereunder, (b) with respect to the raising of new equity for Borrower; provided, however, that any indebtedness incurred in connection therewith be subordinated to the Obligations of Borrower to Lenders on terms and conditions reasonably satisfactory to Requisite Lenders, (c) for securitization transactions as contemplated by SECTION 6.4, (d) with respect to an Affiliate other than a subsidiary, in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms that are approved by Borrower's board of directors, or (e) with respect to a Subsidiary, pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms that are approved by Borrower's board of directors.

        6.6 MAINTENANCE OF BUSINESS. Borrower shall not engage in any business materially different than the business of providing equipment lease financing and services to manufacturers and users of equipment, including, without limitation, asset management services relating to leases.

        6.7      ERISA.

                 (i) Except as set forth on Schedule 6.7, neither Borrower nor any Affiliate shall incur any obligation to contribute to an employee pension benefit plan as defined in Section 3(2) of ERISA or subject to the minimum funding standards under Section 412 of the Code (a "Plan"), including a Plan required by a collective bargaining agreement or as a consequence of the acquisition of an Affiliate, unless (i) Borrower or the Affiliate shall notify Lenders in writing that it intends to incur such obligation and (ii) after Lenders' receipt of such notice, Requisite Lenders consent to the establishment, maintenance, or Borrower's incurring an obligation to contribute to, the Plan, which consent may not be unreasonably withheld or unreasonably delayed, but may be subject to such reasonable conditions as Requisite Lenders may require.

                (ii) If Borrower or any Affiliate incurs any obligation to contribute to any Plan, then Borrower shall not (i) terminate, or permit any Affiliate to terminate, any Plan so as to result in any liability which will have a Material Adverse Effect on Borrower or an Affiliate or (ii) make or permit any Affiliate to make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer Plan so as to result in any liability which will have a Material Adverse Effect on Borrower or any Affiliate.

        6.8 NO USE OF LENDERS' NAME. Borrower shall not use or authorize others to use any Lender's name or marks in any publication or medium, including, without limitation, any prospectus, without such Lender's advance written authorization.

        6.9 FISCAL YEAR. Borrower shall not change its fiscal year end from December 31 of each year unless required to do so by law or Requisite Lenders consent to such change.

7.    FINANCIAL COVENANTS OF BORROWER.

      Borrower covenants and agrees that, so long as the Commitment hereunder shall be available, and until payment in full of the Note and the Swingline Note, unless Requisite Lenders shall otherwise consent in writing, Borrower shall perform all of the following financial covenants. In connection with performance of Borrower's obligations under this Section 7, Borrower agrees and understands that all covenants under this Section 7 shall be measured on the last day of each fiscal quarter of Borrower, and in each case upon review by Lenders of the respective quarter's consolidated financial statements.


        7.1 MINIMUM INTEREST COVERAGE RATIO. Maintain from and after the date hereof an Interest Coverage Ratio in excess of 1.20 to 1.

        7.2 MINIMUM TANGIBLE NET WORTH. Maintain from and after the date hereof a minimum Tangible Net Worth equal to or greater than the sum of (a) $45,154,000, plus (b) seventy-five percent (75%) of Net Income (without regard to net losses) after June 30, 1996, plus (c) seventy-five percent (75%) of New Equity issued after June 30, 1996.

        7.3 MAXIMUM RECOURSE DEBT RATIO. Maintain from and after the date hereof a Recourse Debt Ratio not to exceed 4.5 to 1.

        7.4      PROFITABILITY

                 (i) Borrower shall not have an operating loss and/or incur negative Net Income on a consolidated basis in any two consecutive fiscal quarters;

                 (ii) Borrower shall not have an operating loss and/or incur negative Net Income on a consolidated basis greater than $500,000 in any fiscal quarter; and

                 (iii) Borrower shall not have an operating loss and/or incur negative Net Income on a consolidated basis, in any amount, in any fiscal year.

8.    EVENTS OF DEFAULT AND REMEDIES.

        8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default:

                 (a) Failure to pay any installment of principal under this Agreement, the Note, or the Swingline Note on the date such installment shall become due and payable; or

                 (b) Failure to pay any installment of interest on the Loans or any of the other Obligations of Borrower to Lenders, Swingline Lender or Agent arising under this Agreement, the Note, the Swingline Note or any of the other Loan Documents when and as the same shall become due and payable whether by acceleration or otherwise and such failure shall not have been cured within five (5) calendar days; or

                 (c) Borrower defaults on the payment of any principal of or any interest on any recourse Funded Debt or Funded Debt under which the lender acquires recourse for any reason, or breaches any term of any evidence of such recourse Funded Debt or of any loan agreement, mortgage, indenture or other agreement relating thereto if (i) the amount of such Funded Debt exceeds $1,000,000 in principal amount, and (ii) the effect of such breach is to permit acceleration under the applicable instrument or agreement, and such breach is neither waived by the note holder or obligee nor cured, in each case within five
(5) calendar days of the date of such breach, or there is an acceleration under the applicable instrument; or

                 (d) Subject to SECTION 8.1(c), Borrower defaults on the payment of any principal of or any interest on any recourse Indebtedness or Indebtedness under which the lender acquires recourse for any reason, or breaches any term of any evidence of such recourse Indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto if (i) the amount of such Indebtedness exceeds $5,000,000 in principal amount, and (ii) there is an acceleration under the applicable instrument; or

                 (e) Borrower fails or neglects to perform, keep or observe any of the financial covenants contained in Section 7 of this Agreement; or

                 (f) Subject to SECTIONS 8.1(a), (b), (c), (d) and (e), Borrower fails or neglects to perform, keep or observe any covenant or provision of this Agreement or of any of the other Loan Documents or any other document or agreement executed by Borrower in connection therewith and the same has not been cured to Requisite Lenders' satisfaction within ten (10) calendar days after Borrower shall become aware thereof, whether by written notice from Agent or Requisite Lenders or otherwise; or

                 (g) Any of Borrower's representations or warranties made in any Loan Document or any statement or certificate at any time given in writing pursuant hereto or in connection herewith, other than representations or warranties that relate solely to a particular Lease, shall be false or misleading in any material respect when made; or

                 (h)      Borrower shall become insolvent; or

                 (i) Borrower or any Subsidiary of Borrower shall admit in writing its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver, liquidator, custodian or trustee for it or for a substantial part of its property or business, or such a receiver, liquidator, custodian or trustee otherwise shall be appointed and shall not be discharged within sixty (60) days after such appointment; or

                 (j) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any Subsidiary of Borrower, or any order, judgment or decree shall be entered against Borrower or any Subsidiary of Borrower decreeing its dissolution or division; provided, however, with respect to an involuntary petition in bankruptcy, such petition shall not have been dismissed within sixty (60) days after the filing of such petition; or

                 (k) There shall have been a change in the assets, liabilities, financial condition, operations, or business of Borrower, other than changes in the ordinary course of business, which in the reasonable determination of Requisite Lenders has, either individually or in the aggregate, had a Material Adverse Effect; or

                 (l) There shall be a money judgment, writ or warrant of attachment or similar process entered or filed against Borrower which is not fully covered by insurance in accordance with Section 5.3 or remains unvacated, unbonded, unstayed or unpaid or undischarged for more than sixty (60) days (whether or not consecutive) or in any event later than five (5) calendar days prior to the date of any proposed sale thereunder, which, together with all such other judgments or attachments against Borrower exceeds in the aggregate $1,000,000.

        8.2      REMEDIES.

                 (a) EXERCISE OF REMEDIES. Upon the occurrence and continuance of an Event of Default, Agent and Requisite Lenders may at the option of Requisite Lenders do any one or more of the following, all of which are authorized by Borrower:

                          (i)      Declare the Commitment of each Lender, and
the Swingline Commitment of Swingline Lender, to make Loans to be terminated, whereupon such Commitments and Swingline Commitment shall forthwith be terminated;

                          (ii)     Declare all or any of the Obligations of the
Borrower under this Agreement, the Note, the Swingline Note, the other Loan Documents and any other instrument executed by Borrower pursuant to such Loan Documents to be immediately due and payable, and upon such declaration such obligations so declared due and payable shall immediately become due and payable and Requisite Lenders may exercise from time to time any and all rights and remedies available to them under applicable law, provided that if such Event of Default is under part (h), (i) or (j) of Section 8.1, then the Note and the Swingline Note shall become immediately due and payable forthwith without the requirement of any notice or other action by Lenders.

                          (iii)    Without notice to or demand upon Borrower,
make such payments and do such acts as Requisite Lenders consider necessary or commercially reasonable to protect their security interest in the Collateral;

                          (iv)     Terminate this Agreement as to any future
liability or obligation of Requisite Lenders', but without affecting their rights and security interest in the Collateral;

                          (v)      Exercise all of Agent's and Lenders' rights
under the Security Agreement; and

                          (vi)     Exercise in addition to all other rights and
remedies granted hereunder, any and all rights and remedies granted under the Loan Documents or otherwise available at law or in equity.

                 (b) DEFICIENCY. Borrower shall remain liable for, and pay immediately, any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the Obligations, Borrower also being liable for the reasonable fees and expenses of any attorneys employed by Lenders and Swingline Lender to collect such deficiency; and

                 (c) SET-OFF. In addition to any rights and remedies of the Lenders and Swingline Lender provided by law, if an Event of Default exists, each Lender and Swingline Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing from, such Lender to or for the credit or the account of Borrower against any and all Obligations owing to such Lender or Swingline Lender, then existing, irrespective of whether or not Agent, Swingline Lender or such Lender shall have made demand under this Agreement or any Loan Document. Each Lender and Swingline Lender agrees promptly to notify Borrower and Agent after any such set-off and application made by such Lender or Swingline Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and Swingline Lender under this Section 8.2(c) are in addition to the other rights and remedies (including other rights of set-off) which Lender or Swingline Lender may have.

                 (d) RIGHTS AND REMEDIES CUMULATIVE. Lenders' and Swingline Lender's rights and remedies under this Agreement shall be cumulative. Lenders and Swingline Lender shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Lenders or Swingline Lender of one right or remedy shall be deemed an election. No delay by Lenders, Swingline Lender or Agent shall constitute a waiver, election or acquiescence by such party.

9.      AGENT.

        9.1 APPOINTMENT. Each Lender and Swingline Lender hereby appoints FNBB as Agent hereunder and under the other Loan Documents and each Lender and Swingline Lender hereby irrevocably authorizes Agent to act hereunder and thereunder as Agent of such Lender and Swingline Lender. Agent agrees to act as such upon the express conditions contained in this SECTION 9. In performing its functions and duties under this Agreement and under the other Loan Documents, Agent shall act solely as Agent of Lenders and Swingline Lender and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower.

        9.2 POWERS; GENERAL IMMUNITY, ETC. Each Lender and Swingline Lender irrevocably authorizes Agent to take such action on such Lender's and Swingline Lender's behalf and to exercise such powers hereunder as are specifically delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties which are specified in this Agreement and it may perform such duties by or through its agents, representatives or employees. In performing its duties hereunder on behalf of Lenders and Swingline Lender, Agent shall exercise the same care which it would exercise in dealing with loans made for its own account, but it shall not be responsible to any Lender or Swingline Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of all or any of the Loan Documents, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents furnished or delivered in connection herewith or therewith by Agent to any Lender or Swingline Lender or by or on behalf of Borrower to Agent, Swingline Lender or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans. Agent shall not be responsible for insuring the Collateral or for the payment of any taxes, assessments, charges or any Liens of any nature whatsoever upon the Collateral or otherwise for the maintenance of the Collateral. Unless the officers of Agent acting in their capacity as officers of Agent on Borrower's account have actual knowledge thereof or have been notified in writing thereof by Lenders or Swingline Lender, Agent shall not be required to ascertain or inquire as to the existence or possible existence of any Event of Default or Potential Event of Default. Neither Agent nor any of its officers, directors, employees, representatives or agents shall be liable to Lenders or Swingline Lender for any action taken or omitted hereunder or under any of the other Loan Document or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. No provision of this Agreement or of any other Loan Document shall be deemed to impose any duty or obligation on Agent to perform any act or to exercise any power in any jurisdiction in which it shall be illegal, or shall be deemed to impose any duty or obligation on Agent to perform any act or exercise any right or power if such performance or exercise (a) would subject Agent to a tax in a jurisdiction where it is not then subject to a tax or (b) would require Agent to qualify to do business in any jurisdiction where it presently is not so qualified. Without prejudice to the generality of the foregoing, no Lender or Swingline Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or under any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement unless and until it has obtained the written instructions of the Requisite Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon Agent in its individual capacity.

        9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR INSPECTION. Each Lender and Swingline Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or Swingline Lender or to provide any Lender or Swingline Lender with any credit or other information (other than information obtained under the provisions of this Agreement which Agent shall make available to each Lender and Swingline Lender upon request by such Lender or Swingline Lender) with respect thereto whether coming into its possession before the Closing Date or any time or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders or Swingline Lender. With respect to its participation in the Loans hereunder, Agent shall have the same rights and powers hereunder as any other Lender or Swingline Lender and may exercise the same rights and powers as though it were not performing the duties and functions delegated to it hereunder and the term "Lender," "Swingline Lender" or "Lenders" or any similar term shall unless the context clearly indicates otherwise include Agent in its individual capacity. Agent and each of its affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower as if it were not Agent.

        9.4      RELIANCE BY AGENT.

                 (i) Agent may consult with counsel, and any opinion or legal advice of such counsel who are not employees of Agent or Borrower or any Affiliate of Borrower shall be full and complete authorization and protection from and with respect to Lenders and Swingline Lender in respect of any action taken or suffered by Agent hereunder or under any other Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.

                 (ii) Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents.

                 (iii) Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of Lenders or Swingline Lender unless Agent shall have been provided by Lenders or Swingline Lender, as the case may be, adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

        9.5 DELEGATION OF DUTIES. Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct on the part of Agent.

        9.6 RIGHT TO INDEMNITY. Each of Lenders severally, but not jointly, agrees (a) to indemnify and hold Agent (and any Person acting on behalf of Agent) harmless from and against and (b) promptly on receipt by each Lender of Agent's statement, to reimburse Agent, according to such Lender's Commitment Percentage of the Commitments, to the extent Agent shall not otherwise have been reimbursed by Borrower on account of and for, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the fees and disbursements of counsel and other advisors) or disbursements of any kind of nature whatsoever with respect to Agent's performance of its duties under this Agreement and the other Loan Documents (collectively, "Losses"), including, without limitation, any Losses arising under SECTIONS 2.9 or 2.10, except to the extent that such Losses are caused by Agent's gross negligence or willful misconduct. Such reimbursement shall not in any respect release Borrower from any liability or obligation. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

        9.7 MONEYS TO BE HELD. All moneys received by Agent under or pursuant to any provision of this Agreement or any other Loan Document (except Agent's Reimbursement) shall be held for the purposes for which they were paid or are held and shall be distributed in accordance with this Agreement for the benefit of Agent, Swingline Lender and Lenders as their respective interests may appear.

        9.8 AGENT'S REIMBURSEMENT. Borrower agrees to pay to Agent, within thirty days of the date of an invoice submitted therefor to Borrower, the Agent's Reimbursement. Any demand for payment of Agent's Reimbursement submitted to Borrower by or on behalf of Agent shall be accompanied by such invoices or other documentation evidencing the expenses incurred for which payment is demanded as are available to Agent. All unpaid amounts owing by Borrower in respect of the Agent's Reimbursement shall be added to the Obligations and shall be secured by, and entitled to the rights and benefits in respect of, the Loan Documents. The obligations of Borrower under this Section 9.8 shall survive the termination of the other provisions of this Agreement and shall survive the commencement of a case under Title 11 of the United States Code on behalf of or against Borrower as debtor, or any other proceeding for the reorganization, arrangement, adjustment of debt, dissolution or liquidation on behalf of or against Borrower as debtor.

        9.9 RESIGNATION OR REMOVAL OF AGENT AND APPOINTMENT OF SUCCESSOR AGENT. Agent (a) may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Borrower or (b) shall resign upon thirty
(30) days' prior written notice, requesting resignation, from Borrower and Requisite Lenders; provided, however, that the retiring Agent shall continue to serve until a successor Agent shall have been selected and approved pursuant to this SECTION 9.9. Upon any such notice, Agent shall have the right to appoint a successor Agent; provided, however, that if such successor shall not be a Lender on the Closing Date, such appointment shall be subject to the consent of Borrower, which consent shall not be unreasonably withheld, and Lenders. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from any of its future duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

        9.10 CONFLICTS. FNBB and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, act as merchant banker in any transaction for, and generally engage in any kind of business with, Borrower and any Person who may do business with or own securities of Borrower, all as if FNBB were not Agent and without any duty to account therefor to Lenders or to disclose to Lenders confidential information which FNBB may receive from Borrower in connection with such other activity or business.

        9.11 COMMUNICATIONS. Agent will promptly notify each Lender of any Event of Default or Potential Event of Default of which it becomes aware. Agent will promptly upon receipt thereof furnish copies to each Lender of all financial statements and other documents provided to Agent by Borrower pursuant to Section 5.1. Lenders agree that written communications from Agent to Borrower on behalf of Lenders shall be binding on Lenders.

        9.12 NO OBLIGATIONS OF BORROWER. Nothing contained in this Section 9 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by Agent of its obligations to Lenders or Swingline Lender under any provision of this Agreement, and Borrower shall have no liability to Agent, Swingline Lender or any Lender in respect of any failure by Agent, Swingline Lender or any Lender to perform any of their respective obligations to each other under this Agreement. Without limiting the generality of the foregoing sentence, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to Agent for the account of Lenders, Borrower's obligations to Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to Agent in the manner provided by this Agreement.

10.     EXPENSES AND INDEMNITIES.

        10.1 EXPENSES. Borrower agrees to pay within thirty days of the date of an invoice submitted to Borrower (a) all actual and reasonable costs and expenses (including, without limitation, all reasonable attorneys' fees and allocated expenses of Agent's in-house legal staff or outside counsel) of preparation of the Loan Documents and all amendments, modifications and substitutions thereto, all costs of furnishing all opinions of counsel for Borrower (including, without limitation, any opinions requested by Agent or Requisite Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (b) all other actual and reasonable out-of-pocket expenses (including, without limitation, all reasonable attorneys' fees and allocated expenses of the Person to be reimbursed's in-house legal staff or outside counsel) incurred by (i) Agent in connection with the negotiation, preparation, execution and enforcement of the Loan Documents and
(ii) if an Event of Default has occurred and is continuing, Lenders in connection with the enforcement of the Loan Documents; and (c) regardless of the existence of an Event of Default, all legal, appraisal, audit, accounting, consulting or other fees, costs or expenses incurred in connection with any litigation, contest, dispute, suit, proceeding or action in which (i) Borrower is a party and (ii) any Lender or Agent shall be the prevailing party (whether instituted by Lenders, Agent, Borrower or any other Person) in any way relating to the Loan Documents, or any other agreement to be executed or delivered in connection herewith. Borrower shall be liable for all fees, costs and expenses listed in this Section 10.1 whether or not the transactions contemplated by this Agreement are completed, unless the failure to complete such transactions is due solely to Lenders' or Agent's failure to comply with the terms and conditions of this Agreement.

        10.2 TAXES, ETC. Borrower agrees to pay all governmental assessments, charges or taxes (except income, gross receipts, ad valorem, intangibles, franchise or other similar taxes imposed on Agent or any Lender), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of the Loan Documents or the issuance of the Note or the Swingline Note by reason of any existing or hereafter enacted federal, state or local statute, and to indemnify and hold each Lender, Swingline Lender and Agent and each and every other holder of any Note or Swingline Note harmless against liability in connection with any such assessments, charges or taxes. This obligation on the part of Borrower shall survive the payment and performance of the Obligations and the termination of this Agreement.

        10.3 INDEMNIFICATION. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Agent, Swingline Lender, each Lender and each of their respective Affiliates, directors, officers, employees, agents and any person who controls any of them within the meaning of the Federal and State securities laws ("Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including, without limitation, in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Loan Documents or any agreement or instrument contemplated by the Loan Documents, except to the extent such liability arises from the willful misconduct or gross negligence of any of the Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lenders or Agent believes is covered by this indemnity, Lenders or Agent shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to Lenders. Lenders may also require Borrower to defend the matter. This obligation on the part of Borrower shall survive the payment and performance of the Obligations and the termination of this Agreement.

11.     MISCELLANEOUS.

        11.1 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of the Loan Documents and the making of the Loans hereunder.

        11.2 NO WAIVER BY AGENT OR LENDERS. No failure or delay on the part of Agent, Swingline Lender or any Lender in the exercise of any power, right or privilege hereunder, under the Note, under the Swingline Note, or under any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

        11.3 NOTICES. Except as otherwise provided in this Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by telex, telecopy, computer transmission or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as set forth on the signature pages to this Agreement or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or five
(5) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated below (other than the parties hereto) to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

        11.4 SEVERABILITY. In case any provision or obligation under the Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        11.5 CONSTRUCTION. This Agreement is the result of negotiations between and has been reviewed by each of Borrower, Swingline Lender, Lenders and Agent and their respective counsel; accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either Borrower, Swingline Lender, Lenders or Agent.

        11.6      ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

                  (a) This Agreement, the other Loan Documents and any other agreement submitted in connection herewith, each dated as of the date hereof, taken together, constitute and contain the entire agreement of Borrower, Swingline Lender, Lenders and Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower, Swingline Lender, Lenders and Agent agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish either Borrower's, Swingline Lender's, Lenders' or Agent's actual intentions.

                  (b) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Lenders and Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders, Swingline Lender, Borrower and acknowledged by Agent, do any of the following:

                           (A)      increase or extend the Commitment of any
Lender or Swingline Lender (or reinstate any Commitment terminated pursuant to Section 8.2(a)(i)) or subject any Lender or Swingline Lender to any additional monetary obligations;

                           (B)      postpone or delay any date fixed for any
payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or Swingline Lender hereunder or under any Loan Document;

                           (C)      reduce the principal of, or the rate of
interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

                           (D)      change the percentage of the Commitments or
of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder, except as specifically contemplated by Section 2.9;

                           (E)      amend this Section 11.6 or Section 2.13
(sharing of payments); or

                           (F)      release any material portion of the
Collateral except as otherwise may be provided in the Security Agreement or except where the consent of the Requisite Lenders only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Requisite Lenders or all Lenders and Swingline Lender, as the case may be, affect the rights or duties of Agent under this Agreement or any other Loan Document and (ii) no amendment, waiver or consent shall, unless in writing and signed by Swingline Lender in addition to the Requisite Lenders or all Lenders and Agent, as the case may be, affect the rights or duties of Swingline Lender (in its capacity as Swingline Lender) under this Agreement or any other Loan Documents. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 11.6 shall be binding upon each holder of any Note or Swingline Note at the time outstanding, each future holder of any such Note or Swingline Note, and, if signed by Borrower, on Borrower. Notwithstanding the foregoing, Borrower, Agent, and any Affected Lender (defined below) may amend this Agreement without the consent of any other Lender or Swingline Lender (i) to increase the Commitment of any such Affected Lender or
(ii) to add such Affected Lender as a party to this Agreement, provided that in each case under (i) or (ii) above, the aggregate Commitments of all Lenders after giving effect to such amendment shall not exceed One Hundred Seventy-Five Million Dollars ($175,000,000) (collectively, a "Permitted Amendment"). For purposes of this section, "Affected Lender" shall mean any Lender increasing its Commitment or any new Lender added as a party to this Agreement, pursuant to the preceding sentence. Agent shall promptly notify each Lender of any Permitted Amendment and shall send each Lender a copy of such Permitted Amendment which shall be substantially in the form of EXHIBIT H.

        11.7 NO SET-OFFS BY BORROWER. All sums payable by Borrower pursuant to this Agreement, the Note, the Swingline Note or any of the other Loan Documents shall be payable without notice or demand and shall be payable in U.S. Dollars without set-off or reduction of any manner whatsoever.

        11.8 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        11.9 GOVERNING LAW. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

        11.10 WAIVER OF JURY TRIAL. LENDERS, SWINGLINE LENDER, AGENT AND BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR
SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR
ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY
RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY LENDERS,
SWINGLINE LENDER, AGENT AND BORROWER, AND THESE PROVISIONS SHALL BE
SUBJECT TO NO EXCEPTIONS.   NEITHER LENDERS, SWINGLINE LENDER, AGENT NOR
BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE
PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        11.11 SUBSEQUENT HOLDERS. The terms and provisions of the Loan Documents shall inure to the benefit of any assignee or transferee of the Note or the Swingline Note, and in the event of such transfer or assignment, the rights and privileges conferred in the Loan Documents upon Lenders and Swingline Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

        11.12      ASSIGNABILITY.

                   (a) This Agreement, the Note, the Swingline Note and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns EXCEPT that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein, whether by operation of law or otherwise, without the prior written consent of each Lender. Each Lender and Swingline Lender shall, with the prior consent of each of Borrower and Agent, which consent in each case shall not be unreasonably withheld, (i) have the right in accordance with this Section 11.12 to sell and assign either
(A) all of its interest or (B) any portion of its interest equal to or greater than Seven Million Five Hundred Thousand Dollars ($7,500,000), under this Agreement, the Note, the Swingline Note and the other Loan Documents and (ii) to grant any participation or other interest herein or therein; provided, that if a Lender or Swingline Lender sells or assigns less than all of its interest under this Agreement and the other Loan Documents, it shall continue to hold at least a Seven Million Five Hundred Thousand Dollar ($7,500,000) interest after such sale or assignment; provided further, that upon any such sale and assignment or participation, such Lender shall pay to Agent a documentation fee equal to Two Thousand Five Hundred Dollars ($2,500), unless such sale and assignment or participation is to an Affiliate of such Lender.

                 (b) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans, the Note or the Swingline Note held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans, Note or Swingline Note made by Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect to such assigned Loans, Note or Swingline Note to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

        11.13 CONFIDENTIALITY. Each Lender agrees to hold in trust and confidence all non-public information concerning the business or operation of Borrower received from Borrower and clearly marked as confidential, and to use such information only in connection with its administration of this Agreement, except with the consent of Borrower. This Section 11.13 shall survive the performance and repayment in full of the Obligations hereunder.

        11.14 COUNTERPARTS. This Agreement and any amendments, waivers, consents, or supplements hereto and thereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification thereof has been received by Borrower and Agent.

    WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


BORROWER                     LEASING SOLUTIONS, INC.



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Its:
                                    -------------------------------------

                             Notices to be sent to:

                             LEASING SOLUTIONS, INC.
                             10 Almaden Blvd, Suite 1500
                             San Jose, California 95113
                             Attention:  Tim Laehy, Treasurer
                             Telephone No.:  (408) 494-2906
                             Telecopy No.:  (408) 995-0696

                             With copies to:

                             Douglas C. Neilsson, Esq.
                             Leasing Solutions, Inc.
                             10 Almaden Blvd., Suite 1500
                             San Jose, California 95113
                             Telephone No.:  (408) 995-6565
                             Telecopy No.:  (408) 995-0696

AGENT                        THE FIRST NATIONAL BANK OF BOSTON



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------




                             Agent's Payment Office:

                             _________________
                             ABA No.
                             ________________, California
                             for credit to: THE FIRST NATIONAL BANK OF BOSTON Account No.:

                             Notices to be sent to:

                             THE FIRST NATIONAL BANK OF BOSTON
                             The First National Bank of Boston
                             435 Tasso Street, Suite 250
                             Palo Alto, California  94301
                             Attention:  High Technology Division
                             Telephone No.:  (415) 853-0404
                             Telecopy No.:  (415) 853-1425

                             With copies to:

                             COOLEY GODWARD CASTRO HUDDLESON & TATUM
                             One Maritime Plaza, Suite 2000
                             San Francisco, California  94111
                             Attn:  Joseph A. Scherer, Esq.
                             Telephone:  (415) 981-5252
                             Telecopy:   (415) 951-3699

SWINGLINE LENDER              THE FIRST NATIONAL BANK OF BOSTON



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------



                              Notices to be sent to:

                              THE FIRST NATIONAL BANK OF BOSTON
                              435 Tasso Street, Suite 250
                              Palo Alto, California  94301
                              Attention:  High Technology Division
                              Telephone No.:  (415) 853-0404
                              Telecopy No.:  (415) 853-1425


LENDERS                       THE FIRST NATIONAL BANK OF BOSTON



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------


                              Notices to be sent to:

                              THE FIRST NATIONAL BANK OF BOSTON
                              435 Tasso Street, Suite 250
                              Palo Alto, California  94301
                              Attention:  High Technology Division
                              Telephone No.:  (415) 853-0404
                              Telecopy No.:  (415) 853-1425

                              FLEET BANK, N.A.



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Title:
                                    -------------------------------------


                              Notices to be sent to:

                              FLEET BANK, N.A.
                              175 Water Street
                              New York, NY  10038
                              Attention: Maureen Brody, Vice President
                              Telephone:  (212) 602-2792
                              Facsimile:  (212) 602-3139



                              WELLS FARGO BANK, N.A.



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Title:
                                    -------------------------------------




                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Title:
                                    -------------------------------------




                              NOTICES TO BE SENT TO:

                              WELLS FARGO BANK, N.A.
                              121 Park Center Plaza
                              Commercial Banking, Third Floor
                              San Jose, California  95113
                              Attention:  Wendy Hibberd, Vice President
                              Telephone:  (408) 277-6158
                              Facsimile:  (408) 295-0639

                              THE SUMITOMO BANK OF CALIFORNIA



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Title:
                                    -------------------------------------


                              Notices to be sent to:

                              THE SUMITOMO BANK OF CALIFORNIA
                              Commercial Banking Division
                              84 W. Santa Clara
                              San Jose, CA  95113
                              Attention: Arne F. Olson, Vice President
                              Telephone No.: (408) 288-6267
                              Facsimile No.: (408) 288-6292


                              BANK HAPOALIM B.M.



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Title:
                                    -------------------------------------




                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Title:
                                    -------------------------------------



                              Notices to be sent to:

                              BANK HAPOALIM B.M.
                              6222 Wilshire Blvd.
                              Los Angeles, California  90048
                              Attention: Shohre Afshar, Vice President
                              Telephone No.: (213) 937-3896
                              Facsimile No.: (213) 937-1439

                              CORESTATES BANK N.A.



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Title:
                                    -------------------------------------


                              Notices to be sent to:

                              CORESTATES BANK N.A.
                              Lease Finance Group
                              1339 Chestnut Street
                              Widener Bldg., 11th Floor
                              PO Box 7618 (no PO Box for overnight mail)
                              FC 1-8-11-24
                              Philadelphia, PA  19101-7618
                              Attention: Hugh Connelly, Vice President
                              Telephone No.: (215) 973-3352
                              David D'Antonio, Vice President
                              Telephone No.: (215) 973-7038
                              Facsimile No.: (215) 786-7704


                              THE BANK OF NOVA SCOTIA



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Title:
                                    -------------------------------------


                              Notices to be sent to:

                              THE BANK OF NOVA SCOTIA
                              580 California Street, 21st Floor
                              San Francisco, California  94104
                              Attention: Chris Johnson, Sr. Relationship Manager Telephone No.: (415) 986-1100
                              Facsimile No.: (415) 397-0791

                              UNION BANK OF CALIFORNIA, N.A.



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Title:
                                    -------------------------------------



                              Notices to be sent to:

                              UNION BANK OF CALIFORNIA, N.A.
                              4000 California Street, 17th Floor
                              San Francisco, CA  94104
                              Attention: Robert John Vernagallo, Vice President Telephone No.: (415) 765-2614
                              Facsimile No.: (415) 765-2634


                              MELLON BANK, N.A.



                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Title:
                                    -------------------------------------


                              Notices to be sent to:

                              MELLON BANK, N.A.
                              One Mellon Bank Center
                              Room 151-0370
                              Pittsburgh, Pennsylvania
                              15258-0001
                              Attention: Henry Voorhees, First Vice President Telephone No.: (412) 234-2905
                              Facsimile No.: (412) 234-8087

                              THE SUMITOMO BANK, LIMITED






                              By:
                                  ---------------------------------------

                              Name:
                                    -------------------------------------

                              Title:
                                    -------------------------------------


                              Notices to be sent to:

                              THE SUMITOMO BANK, LIMITED
                              U.S. Commercial Banking Department
                              100 Pine Street, Suite 3300
                              San Francisco, California  94111
                              Attention:  Carole Daley, Vice President
                              Telephone No.: (415) 394-0868
                              Facsimile No.: (415) 394-9797

                                 EXHIBIT A-1

                           FORM OF PROMISSORY NOTE

$155,000,000                                           San Jose, California
                                                  Date:  September 13, 1996

    LEASING SOLUTIONS, INC., a California corporation ("Borrower"), for value received, hereby promises to pay to the order of THE FIRST NATIONAL BANK OF BOSTON ("Agent"), in lawful money of the United States of America on September 11, 1997, pursuant to that certain Amended and Restated Warehousing Credit Agreement, dated as of September 13, 1996, by and among Borrower, the Lenders named therein and The First National Bank of Boston, as Agent (the "Credit Agreement"), the lesser of (i) the principal amount of One Hundred Fifty-Five /Million Dollars ($155,000,000) or (ii) the principal amount of all Loans outstanding as of the maturity date hereof.

    This Note is the Note referred to in the Credit Agreement. All terms defined in the Credit Agreement shall have the same definitions when used herein, unless otherwise defined herein.

    1.   INTEREST RATE

         Borrower further promises to pay interest on each Loan hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Credit Agreement.

    2.   PLACE OF PAYMENT

         All amounts payable hereunder shall be payable in immediately available funds from the Designated Deposit Account or other immediately available funds.

    3.   APPLICATION OF PAYMENTS; PREPAYMENT; ACCELERATION

         Payment on this Note shall be applied in the manner set forth in the Credit Agreement. The Credit Agreement contains provisions for acceleration of the maturity of Loans hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

         All Loans made by Lenders to Borrower pursuant to the Credit Agreement shall be recorded by Agent on the books and records of Agent. The failure of Agent to record any Loan or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Credit Agreement to pay the principal, interest and other amounts due and payable under the Loans.

         Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

    4.   DEFAULT

         Borrower's failure to timely pay any of the principal amounts hereunder on the date the same shall become due and payable or any installment of interest within five calendar days after the same shall become due and payable, shall constitute a default under this Note. Upon the occurrence of a default hereunder or an Event of Default under the Credit Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Requisite Lenders, be immediately collectible by or on behalf of Lenders pursuant to the Credit Agreement and applicable law.

    5.   WAIVERS

         Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all reasonable out-of-pocket costs of collection incurred, including reasonable allocated costs of inhouse counsel and reasonable attorneys' fees, costs and expenses in accordance with the terms of the Credit Agreement.

         The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

    6.   SECURED NOTE

         The amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement.

    7.   GOVERNING LAW

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

    8.   SUCCESSORS AND ASSIGNS

         The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

                              Leasing Solutions, Inc.,
                              a California corporation

                              By:
                                  ---------------------------------------

                              Printed Name:
                                           ------------------------------

                              Title:
                                    -------------------------------------

                                 EXHIBIT A-2

                      FORM OF SWINGLINE PROMISSORY NOTE

$5,000,000                                             San Jose, California
                                                  Date:  September 13, 1996

    LEASING SOLUTIONS, INC., a California corporation ("Borrower"), for value received, hereby promises to pay to the order of THE FIRST NATIONAL BANK OF BOSTON, in its individual capacity ("FNBB"), in lawful money of the United States of America on September 11, 1997, pursuant to that certain Amended and Restated Warehousing Credit Agreement, dated as of September 13, 1996, by and among Borrower, the Lenders named therein and The First National Bank of Boston, as Agent (the "Credit Agreement"), the lesser of (i) the principal amount of Five Million Dollars ($5,000,000) or (ii) the principal amount of all Swingline Loans outstanding as of the maturity date hereof.

    This Swingline Note is the Swingline Note referred to in the Credit Agreement. All terms defined in the Credit Agreement shall have the same definitions when used herein, unless otherwise defined herein.

    1.   INTEREST RATE

         Borrower further promises to pay interest on each Loan hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Credit Agreement.

    2.   PLACE OF PAYMENT

         All amounts payable hereunder shall be payable in immediately available funds from the Designated Deposit Account or other immediately available funds.

    3.   APPLICATION OF PAYMENTS; PREPAYMENT; ACCELERATION

         Payment on this Swingline Note shall be applied in the manner set forth in the Credit Agreement. The Credit Agreement contains provisions for acceleration of the maturity of Loans hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

         All Loans made by Lenders to Borrower pursuant to the Credit Agreement shall be recorded by Agent on the books and records of Agent. The failure of Agent to record any Loan or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Swingline Note and under the

Credit Agreement to pay the principal, interest and other amounts due and payable under the Loans.

         Any principal or interest payments on this Swingline Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

    4.   DEFAULT

         Borrower's failure to timely pay any of the principal amounts hereunder on the date the same shall become due and payable or any installment of interest within five calendar days after the same shall become due and payable, shall constitute a default under this Swingline Note. Upon the occurrence of a default hereunder or an Event of Default under the Credit Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Requisite Lenders, be immediately collectible by or on behalf of Lenders pursuant to the Credit Agreement and applicable law.

    5.   WAIVERS

         Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Swingline Note, and shall pay all reasonable out-of-pocket costs of collection incurred, including reasonable allocated costs of inhouse counsel and reasonable attorneys' fees, costs and expenses in accordance with the terms of the Credit Agreement.

         The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

    6.   SECURED NOTE

         The amount of this Swingline Note is secured by the Collateral identified and described as security therefor in the Security Agreement.

    7.   GOVERNING LAW

         This Swingline Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

    8.   SUCCESSORS AND ASSIGNS

         The provisions of this Swingline Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

                              LEASING SOLUTIONS, INC.,
                              a California corporation

                              By:
                                  ---------------------------------------

                              Printed Name:
                                           ------------------------------

                              Title:
                                    -------------------------------------

                                 Exhibit C





                   To be attached at the first funding.

                                 Exhibit E






                             See attached pages.

                                 Schedule 6.7



                                  ERISA Plans










                                     None.

                                Schedule 1

-------------------------------------------------------------------------------
                                        Commitment        Commitment Percentage
-------------------------------------------------------------------------------
The First National Bank of Boston      $ 25,000,000                    16.12902
-------------------------------------------------------------------------------
Fleet Bank, N.A.                       $ 22,500,000                    14.51613
-------------------------------------------------------------------------------
Bank Hapoalim B.M.                     $ 12,500,000                     8.06452
-------------------------------------------------------------------------------
CoreStates Bank, N.A.                  $ 20,000,000                    12.90323
-------------------------------------------------------------------------------
The Sumitomo Bank of California        $ 15,000,000                     9.67742
-------------------------------------------------------------------------------
Bank of Nova Scotia                    $  7,500,000                     4.83871
-------------------------------------------------------------------------------
Mellon Bank, N.A.                      $  7,500,000                     4.83871
-------------------------------------------------------------------------------
The Union Bank of California, N.A.     $ 20,000,000                    12.90323
-------------------------------------------------------------------------------
Wells Fargo Bank                       $ 17,500,000                    11.29032
-------------------------------------------------------------------------------
The Sumitomo Bank, LTD                 $  7,500,000                     4.83871
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total                                  $155,000,000                100.00000000%
-------------------------------------------------------------------------------

                              SECURITY AGREEMENT


     THIS SECURITY AGREEMENT, dated as of September 13, 1996 (the "Security Agreement"), is made by LEASING SOLUTIONS, INC., a California corporation ("Grantor") in favor of THE FIRST NATIONAL BANK OF BOSTON, not in its capacity as a Lender (as defined in the Credit Agreement) but solely as agent for the benefit of the Lenders and Swingline Lender ("Agent").

                                    RECITAL

     A. Pursuant to that certain Amended and Restated Warehousing Credit Agreement dated as of September 13, 1996 (as the same may from time to time be amended, modified, restated, supplemented or extended, the "Credit Agreement") by and among Grantor, Lenders (as defined therein), and Agent, for the benefit of Lenders and Swingline Lender, Lenders and Swingline Lender have agreed to make certain advances of money and to extend certain financial accommodations to Grantor in the amounts and manner set forth in the Credit Agreement. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

     B. Lenders and Swingline Lender are willing to make the Loans, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent, for the benefit of Lenders and Swingline Lender, this Agreement whereby Grantor shall have granted to Agent, for the benefit of Lenders and Swingline Lender, a security interest in the Collateral (as hereinafter defined) securing Grantor's obligations under the Credit Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make the Loans and for other good and valuable consideration, the receipt and adequacy of why acknowledged and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

     1. GRANT OF SECURITY. Grantor hereby assigns, pledges and grants a security interest to Agent, for the benefit of Lenders and Swingline Lender, in all of Grantor's right, title and interest to the following described property (the "Collateral"):

          (a) All of Grantor's right, title and interest in and to any Leases and other agreements that shall be described on each Schedule to be executed by Agent and Grantor from time to time in the form of Schedule 1 to this Agreement and all rentals thereunder and all proceeds thereof, including, without limitation, all supporting documentation, guaranties, other

                                       1.

credit documentation, financing statements, certificates of acceptance and other lease documentation;

          (b) All of the Equipment covered by such Leases, together with all attachments, additions, accessories, accessions, improvements, substitutions and replacements thereto and therefor, now existing or hereafter acquired by Grantor, and all proceeds, including insurance proceeds, thereof;

          (c) All of Grantor's rights as a secured party in any and all of lessee's interest in Equipment, machinery, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments, including, without limitation, all attachments, additions, accessories, accessions, improvements, substitutions and replacements thereto and therefor, whether now owned or hereafter acquired, and all proceeds, including insurance proceeds, thereof;

          (d) All claims, rights and remedies which Grantor may now or hereafter have with respect to the maintenance and storage of such Equipment;

          (e) All claims, rights and remedies which Grantor may now or hereafter have against Sybase, Inc. or any other software licensor, with respect to Equipment which is software under an Eligible Software Lease;

          (f) All governmental or other approvals, permits, licenses, franchise agreements, authorities or certificates required or used in connection with the ownership, operation and maintenance of such Equipment;

          (g) Any beneficial interest of Grantor under any trust created with respect to such Equipment;

          (h) All rights of the Grantor under any agreement relating to such Equipment, including, without limitation, any agreement in which Grantor or Grantor's predecessor in interest acquired, or is acquiring, rights in the Equipment;

          (i) Any agreement or commitment of a third party to purchase, lend funds secured by, or otherwise provide financing with respect to any such Lease or Equipment;

          (j) All deposit accounts, cash, instruments, documents, securities, chattel paper, contracts, or other property of Grantor at any time in the possession of any Lender or Agent; provided, that the items described in this subsection (j) shall only constitute Collateral to the extent that such items are listed in other subsections of this SECTION 1 or are proceeds or products of Collateral listed in other subsections of this SECTION 1; and

          (k) All proceeds and products of the foregoing, other than the collateral described in subsection (j) above (to the extent that such collateral described in subsection (j)

                                       2.

does not constitute (1) collateral which is also described in any of subsections
(a) through (i) or (2) proceeds or products of any collateral described in any of subsections (a) through (i)), (and proceeds and products of proceeds and products), in whatever form and whether such proceeds arise before or after the commencement of any case under Title 11 of the United States Code (the "Bankruptcy Code") by or against Grantor, including, without limitation, all payments with respect to such Equipment under insurance whether or not Agent or any Lender is the loss payee thereof, all proceeds of any governmental taking, and any indemnity, warranty, letter of credit (including the right to draw on such letter of credit) or guaranty payable by reason of any default under, loss of, or damage to or otherwise with respect to any of the foregoing.

All of the property described in subsections (a) through (k), above, is herein collectively called the "Collateral." References below in this Agreement to "Lease," "Leases," or "Equipment" shall be deemed to refer only to such of the same as are included as Collateral under this Agreement.

        2. SECURITY FOR AMOUNTS PAYABLE. This Agreement secures the payment of all amounts payable by Grantor in connection with the repayment of Loans made from time to time by Lenders, including, without limitation, the amounts payable by Grantor under the Credit Agreement, the Note issued pursuant to the Credit Agreement and any note or notes issued in connection with the refunding or rollover of such Note, and all amounts, whether for fees, expenses or otherwise, of Grantor now or hereafter payable to Agent or any Lender or any of Agent's or any Lender's affiliates under the Credit Agreement, the Note, each Schedule, any other credit or loan agreement or note, any of the Loan Documents (including this Agreement) or any other security agreement (all such amounts payable being the "Amounts Payable") and all other Obligations under the Loan Documents.

        3. LIABILITY UNDER LEASES. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the Leases to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any Lender of any of the rights hereunder shall not release Grantor from any of its duties or obligations under the Leases and (c) neither Agent nor any Lender shall have any obligations or liability under the Leases by reason of this Agreement, nor shall Agent or any Lender be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        4. REPRESENTATIONS AND WARRANTIES. Upon the addition of any Lease to the Collateral, Grantor shall make the representations, warranties and covenants set forth in a Schedule in the form of Schedule 1 hereto and shall deliver such Schedule to Agent, for the benefit of Lenders and Swingline Lender, with respect to such Lease.

        5.      DOCUMENTATION.

                                       3.

                (a) Grantor shall from time to time, at the expense of Grantor, promptly execute and deliver all further instruments and documents, and take all further action, that Agent or Requisite Lenders may reasonably request, in order to perfect with first priority and otherwise protect the security interest granted hereby or to enable Agent or Requisite Lenders to exercise and enforce their rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor shall: (i) duly note the security interest of Agent and Lenders on each certificate of title covering any of the Equipment and on any registration without certification of title covering any of the Equipment, and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, and make such recordings, as Agent or Requisite Lenders may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, including, without limitation, execution and filing of such instruments and recordings as may be necessary under state or federal law relating to the creation and perfection of a security interest in any of the Leases and Equipment.

                (b) To the best of its ability, Grantor shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral (including, without limitation, the locations and condition thereof) and such other reports in connection with the Collateral as Agent or Requisite Lenders may reasonably request, all in reasonable detail.

        6.      EQUIPMENT.  Grantor shall:

                (a) Cause the Equipment to be kept in jurisdictions where all action required by SECTION 5 has been taken with respect to the Equipment.

                (b) Cause each lessee under the Leases to maintain and preserve the Equipment covered by its Lease in accordance, in all material respects, with the terms and provisions thereof and otherwise to perform in a timely manner all obligations of the lessee under its Lease. Without limitation of the foregoing, Grantor shall cause the Equipment to be maintained and preserved, by the lessee or otherwise, in the same condition, repair and working order as when delivered to the lessee, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made, by the lessee or otherwise, all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end. Grantor shall promptly furnish to Agent a statement respecting any material loss or damage to any of the Equipment.

                (c) Pay promptly when due, or cause to be so paid in accordance with the Leases or contest in good faith by appropriate proceedings and with adequate reserves established and maintained in accordance with GAAP, all property and other taxes, fees, assessments and governmental charges or levies imposed upon or in respect of the Equipment or this Agreement and all claims, including claims for labor, materials and supplies, against the Equipment.

                (d) Perform in a timely manner all obligations of Grantor under the Leases.

                                       4.

                (e) At the reasonable request of Agent or Requisite Lenders, at Grantor's own cost and expense, cause each item of the Equipment (if not prevented by applicable law or regulations or governmental authority, and if it will not adversely affect the proper use thereof) to be legibly marked in a reasonably prominent location with such a plate, disk or other marking of customary size, and bearing such a legend, as shall be appropriate or desirable to evidence the fact that it is subject to the lien and security interest of Agent and Lenders hereunder. So long as Agent or Lenders shall retain a security interest in such item of Equipment, Grantor shall not remove or deface, or permit to be removed or defaced, any such plate, disk, or other marking or the identifying manufacturer's serial number, and, in the event of such removal, defacement or other disappearance thereof, Grantor shall promptly cause such plate, disk or other marking or serial number to be promptly replaced.

        7.      INSURANCE.

                (a) Grantor shall cause the lessees under the Leases to maintain insurance on the Equipment strictly in accordance with the terms and provisions of the Leases. Without limitation of the foregoing, Grantor shall at its own expense maintain such additional insurance in such amounts, against such risks, in such form and with such insurers as provided by SECTION 5.3 of the Credit Agreement. Grantor shall, if so requested by Agent or Requisite Lenders, deliver to Agent original or duplicate policies of such insurance and, as Agent or Requisite Lenders may reasonably request, a report of a reputable insurance broker with respect to such insurance.

                (b) Reimbursement under any liability insurance maintained pursuant to this SECTION 7 may be paid directly to the person who incurred liability covered by such insurance. In case of any loss involving damage to Equipment when SECTION 7(c) is not applicable, Grantor shall make or cause to be made, by the lessee or otherwise, the necessary repairs to or replacement of such Equipment, and any proceeds of insurance maintained pursuant to this
Section 7 shall be paid to Grantor, the lessee or otherwise, as the case may be, as reimbursement for the costs of such repairs or replacement.

                (c) Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment shall be paid to and applied by Agent as specified in SECTION 13(d) hereof, except insofar as the Lease covering such Equipment provides for the insurance payments to be paid to the lessee for purposes of repairing the Equipment."

        8.      LEASES.

                (a) Grantor shall keep its principal place of business and chief executive office and the office where it keeps its records and files concerning the Leases and its copies of the Leases at the location specified in
SECTION 16 or, upon thirty (30) days' prior written notice to Agent, at another location in a jurisdiction where all action required by SECTION 5 shall have been

                                       5.

taken with respect to the Leases. Grantor shall hold and preserve such records and files concerning the Leases and shall permit representatives of Agent or Lenders at any time during normal business hours to inspect and make abstracts from such records and files.

                (b) Grantor shall take such action as Grantor may deem necessary or advisable to enforce collection of the Leases. Agent or Requisite Lenders shall have the right at any time while an Event of Default is continuing and upon written notice to Grantor of its intention to do so, at the expense of Grantor, to enforce collection of any of the Leases in the same manner and to the same extent as Grantor might have done.

                (c) Grantor shall accept no prepayment from any lessee of amounts due under any of the Leases if the same shall not be immediately applied to prepay the principal amount advanced under this Agreement, without obtaining the prior written consent of Requisite Lenders, except such amounts as are required under any Lease to be paid in advance (including, without limitation, a security deposit or a maintenance reserve account).

        9.      TRANSFERS AND OTHER LIENS.  Grantor shall not:

                (a) Except as expressly permitted by the Credit Agreement, sell, assign (by operation of law of otherwise), lease, charter or otherwise dispose of any of the Collateral without the prior written consent of Requisite Lenders; or

                (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral, except for Permitted Liens, for so long as such security interests are permitted by the provisions of this Agreement.

        10. ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Agent, on behalf of Lenders, Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Agent, any Lender or otherwise, from time to time in Agent's or Requisite Lenders' discretion, and, with respect to (a) through (d) of this Section 10, from time to time in Requisite Lenders' discretion upon the occurrence of an Event of Default and so long as such Event of Default is continuing, to take any action and to execute any instrument which Requisite Lenders may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                (a) to obtain and adjust insurance required to be paid to Agent, for the benefit of Lenders and Swingline Lender, or to any Lender pursuant to SECTION 7;

                (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                                       6.

                (c) to receive, indorse and collect any drafts or other instruments and documents in connection with clauses (a) and (b), above;

                (d) to file claims or take any action or institute any proceedings which Requisite Lenders may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lenders with respect to any of the Collateral; and

                (e) to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law.

        11. AGENT MAY PERFORM. If Grantor fails to perform any agreement contained herein, Agent, on behalf of Lenders, may, upon notice to Grantor, or if an Event of Default has occurred and is continuing, without notice, perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by Grantor under SECTION 14(b).

        12. NO DUTIES. The powers conferred on Agent and each Lender hereunder are solely to protect their respective interests in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Except for the safe custody of any Collateral in their possession and the accounting for moneys actually received by them hereunder, neither Agent nor any Lender shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

        13. REMEDIES. If any Event of Default shall have occurred and be continuing and Grantor shall not have paid all Amounts Payable:

                (a) Requisite Lenders may, by notice to Grantor, declare all of the Amounts Payable to be forthwith due and payable.

                (b) Requisite Lenders, in lieu of or in addition to exercising any other power hereby granted, may without notice, demand or declaration of default, which are hereby waived by Grantor, proceed by an action or actions in equity or at law for the seizure and sale of the Collateral or any part thereof, for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, for the foreclosure or sale of the Collateral or any part thereof under the judgment or decree of any court of competent jurisdiction, for the appointment of a receiver pending any foreclosure hereunder or the sale of the Collateral or any part thereof or for the enforcement of any other appropriate equitable or legal remedy.

                (c) Requisite Lenders may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to Agent or Lenders, all the rights and remedies (i) of Grantor under each Lease and other agreement or commitment forming

                                       7.

part of the Collateral and (ii) of a secured party on default under the UCC, whether or not the UCC applies to the affected Collateral, and also may (A) require Grantor to, and Grantor hereby agrees that at its expense and upon request of Agent it shall forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at such places reasonably convenient to all parties as Agent may designate and (B) without notice except as specified below, sell the Collateral or any part thereof in one or more public or private sales, at any of Lenders' offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Neither Agent nor any Lender shall be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent and Lenders may adjourn any public or private sale from time to time by public announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                (d) All cash proceeds received by Agent or any Lender in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied as follows:

                        (i) First, to the payment of all reasonable out-of-pocket costs and expenses incident to the enforcement of this Agreement, including but not limited to compensation to the agents, contractors and attorneys of Agent and reasonable allocated costs of in-house counsel;

                        (ii) Second, to the payment of the Amounts Payable and other Obligations; and

                        (iii) Finally, the remainder, if any, to Grantor or to whomever may be lawfully entitled to receive such remainder; provided, however, that Grantor shall remain liable to Agent and Lenders for any deficiency in the Amounts Payable remaining after the application of such proceeds as provided in this Section 13(d) and, provided, further, that nothing herein contained shall in any way limit or restrict Agent's or Lenders' right to proceed directly against Grantor without first exhausting, or in any manner exercising its rights in respect of, the Collateral.

                (e) Agent and each Lender shall have the right to become the purchaser at any public sale made pursuant to the provisions of this Section 13 and shall have the right to credit against the amount of the bid made therefor the amount payable to Agent or such Lender, as the case may be, out of the net proceeds of such sale. Recitals contained in any conveyance to any purchaser at any sale made hereunder shall, absent manifest error, conclusively establish the truth and accuracy of the matters therein stated, including, without limitation, nonpayment of the Amounts Payable and advertisement and conduct of such sale in the manner provided herein.

                                       8.

Grantor does hereby ratify and confirm all legal acts that Agent may do in carrying out the provisions of this Agreement.

                (f) Any sale of the Collateral or any part thereof pursuant to the provisions of this SECTION 13 shall operate to divest all right, title, interest, claim and demand of Grantor in and to the property sold and shall be a perpetual bar against Grantor. Nevertheless, if requested by Agent or Requisite Lenders to do so, Grantor shall join in the execution, acknowledgement and delivery of all proper conveyances, assignments and transfers of the property so sold. It shall not be necessary for Agent or any Lender to have physically present or constructively in its possession any of the Collateral at any such sale, and Grantor shall deliver all of the Collateral to the purchaser at such sale on the date of sale and, if it should be impossible or impractical then to take actual delivery of the Collateral, the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered. Grantor agrees that, if Grantor retains possession of the property or any part thereof subsequent to such sale, Grantor shall be considered a tenant at sufferance of the purchaser and shall, if Grantor remains in possession after demand to remove, be guilty of forceful detainer and be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived by Grantor.

                (g) Subject to any requirements of applicable law, Grantor agrees that neither Grantor nor any of its Affiliates shall at any time have or assert any right, under any law pertaining to the marshalling of assets, the sale of property in the inverse order of alienation, the administration of estates of decedents, appraisement, valuation, stay, extension or redemption now or hereafter in force in order to prevent or hinder the rights of Agent or any Lender or any purchaser of the Collateral or any part thereof under this Agreement, and Grantor, to the extent permitted by applicable law, hereby waives the benefit of all such laws.

                (h) Upon any sale made under the powers of sale herein granted and conferred, the receipt of Agent or any Lender, as the case may be, shall be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof shall not, after paying such purchase money and receiving such receipt of Agent or such Lender, be obliged to see to the application thereof or be in any way answerable for any loss, misapplication or nonapplication thereof.

                (i) Each and every right, power or remedy hereby granted to Agent and Lenders is in addition to, and not in derogation of, any right, power or remedy granted by the Credit Agreement and the Note and shall be cumulative and not exclusive, and each and every right, power or remedy, whether specifically hereby granted or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by Agent or, as applicable, any Lender, as the case may be, and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Agent or any Lender in the exercise of any right, power or remedy shall impair any such right, power or remedy or

                                       9.

operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any and all covenants in this instrument may from time to time by instrument in writing signed by Requisite Lenders be waived to such extent and in such manner as Requisite Lenders may desire, but no such waiver shall ever affect or impair Agent's or any Lender's right hereunder, except to the extent specifically stated in such written instrument.

                (j) Notwithstanding the foregoing, Agent and Lenders agree not to interfere with a lessee's quiet enjoyment of Equipment under a Lease, so long, but only so long, as no event of default or termination, and no event which with the giving of notice or lapse of time, or both, would constitute such an event, has occurred under such Lease.

        14.     INDEMNITY AND EXPENSES.

                (a) Grantor agrees to indemnify Agent and each Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from Agent's or any such Lender's gross negligence or willful misconduct.

                (b) Grantor shall upon demand pay to Agent the amount of any and all reasonable out-of-pocket expenses, including reasonable allocated costs of in-house counsel and the reasonable fees and disbursements of its counsel and or any experts and agents, which Agent may incur in connection with (i) the custody, preservation, use or operation of, sale of, collection from or other realization upon any of the Collateral, (ii) the exercise or enforcement of any of the rights of Agent or any Lender hereunder or (iii) the failure by Grantor to perform or observe any of the provisions hereof.

        15. AMENDMENTS; ETC. Any amendment or waiver of any provision of this Agreement, and any consent to any departure by Grantor herefrom, shall be effected in accordance with and shall be governed by SECTION 11.6 of the Credit Agreement.

        16. NOTICES; ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopied or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to each party at its address set forth in the Credit Agreement or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this section. All such notices and communications shall, when mailed, telegraphed, telecopied or delivered, be effective on receipt or, if sent by telex, when the telex is sent and the appropriate answer back is received.

        17. CONTINUING SECURITY INTEREST; ETC. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Amounts Payable and performance in full of all of Grantor's Obligations; (b) be binding upon Grantor, its successors and assigns, provided, however, that Grantor shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of Requisite Lenders; and (c) inure to the benefit of Agent, Swingline Lender and each

                                      10.

Lender and Agent's, Swingline Lender's and Lenders' respective successors, transferees and assigns. In the event that (i) there is excess capacity under the Borrowing Base and (ii) no Default has occurred and is continuing, Agent shall, upon the request of Grantor, release, on behalf of Lenders, the security interest granted herein in a particular Lease, in which case Agent's and Lenders' security interest therein shall terminate, and all rights in such portion of the Collateral shall revert to Grantor; provided, that (A) in no event shall Collateral be released if immediately after such release the outstanding principal balance of the Loans would exceed the Borrowing Base and
(B) the particular Collateral to be released shall be subject to the approval of Requisite Lenders, in their sole discretion. Upon payment in full of the Amounts Payable and performance in full of all of Grantor's Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, Agent and Lenders shall, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

        18. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents and to be performed entirely within California, except to the extent that the validity or perfection of the security interest hereunder or remedies hereunder in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of California, including federal law. Unless otherwise defined herein, terms used in Division 9 of the UCC in the State of California are used herein as therein defined.

        19. SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

        20. RELEASES. No release from the lien of this Agreement of any part of the Collateral by Agent or Lenders shall in any way alter, vary or diminish the force, effect or lien of this Agreement on the balance of the Collateral.

        21. SUBROGATION. This Agreement is made with full substitution and subrogation of Agent and each Lender in and to all covenants and warranties by others heretofore given or made in respect of the Collateral or any part thereof.

        22. NATURE OF AGREEMENT. This Agreement will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, or security agreement, and from time to time as any one or more thereof as is appropriate under applicable state law.

        23. COUNTERPARTS. This Agreement may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

                                      11.

        24. HEADINGS. The section headings used in this Agreement are intended principally for convenience and shall not, by themselves, determine the rights and obligations of the parties to this Agreement.

        25. ENTIRE AGREEMENT. This Agreement, the Credit Agreement, the Note and each Schedule delivered under this Agreement and all documents or instruments to be delivered to Agent or any Lender hereunder or thereunder contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, respecting that subject matter.

                                      12.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:                 LEASING SOLUTIONS, INC.



                         By: __________________________

                         Printed Name__________________

                         Title: _______________________


AGENT:                   THE FIRST NATIONAL BANK OF BOSTON, AS AGENT



                         By: __________________________

                         Printed Name__________________

                         Title: _______________________

                                      13.

                                  SCHEDULE 1

                         LEASE AND EQUIPMENT SCHEDULE

        THIS LEASE AND EQUIPMENT SCHEDULE, dated as of ____________________, 19_____ (the "Schedule"), is made by LEASING SOLUTIONS, INC., a California corporation ("Grantor") in favor of each of the Lenders and THE FIRST NATIONAL BANK OF BOSTON, as Agent for the benefit of Lenders and Swingline Lender.

                                    RECITAL

        A. Pursuant to that certain Amended and Restated Warehousing Credit Agreement dated as of September 13, 1996 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement") by and among Grantor, Lenders (as defined therein), Swingline Lender (as defined therein) and Agent, for the benefit of Lenders and Swingline Lender, Lenders and Swingline Lender have agreed to make certain advances of money and to extend certain financial accommodations to Grantor in the amounts and manner set forth in the Credit Agreement.

        B. Grantor has executed that certain Security Agreement, dated as of September 13, 1996, in favor of Lenders, Swingline Lender and Agent (the "Security Agreement").

        C. As a condition precedent to Lenders' obligation to make Loans to Grantor, the Credit Agreement and the Security Agreement provide that Agent and Lenders must receive an executed Schedule substantially in this form covering each Lease and the Equipment covered thereby which is Collateral for the Loans.

NOW, THEREFORE, the parties agree as follows:

        26.     DEFINITIONS AND TERMS

                The terms defined in the Credit Agreement and the Security Agreement have the respective meanings set forth therein and such definitions are incorporated herein by this reference. The definitions are equally applicable to both the singular and plural forms of the respective terms.

        27.     INCLUSION OF LEASES OR EQUIPMENT SCHEDULES AND EQUIPMENT IN
COLLATERAL

                Each of the Leases listed in Exhibit A hereto together with all of the Equipment subject to each such Lease is hereby included as "Collateral," as defined in Section 1 of the Security Agreement, to the same effect as if such Lease and Equipment were expressly set forth in the definition of Collateral contained in such Security Agreement.

                                      1.

        28.     REPRESENTATIONS AND WARRANTIES RESPECTING COLLATERAL

                Grantor hereby represents and warrants with respect to the Lease and Equipment described in Section 2 above, as follows:

                (a) The principal place of business and chief executive office of Grantor and the office where Grantor keeps its records and files concerning the Leases and its original executed copies of the Leases are located at 10 Almaden Blvd., Suite 1500, San Jose, California 95113. Grantor has delivered to Agent, for the benefit of Lenders and Swingline Lender, a photocopy of each of the Leases.

                (b) Grantor owns the Collateral described in Section 2 above free and clear of any lien, security interest, charge or encumbrance, except for
(i) the security interest created by the Security Agreement, (ii) the interests of the lessees under the Leases, and (iii) other Permitted Liens. Grantor has paid, caused to be paid or will cause to promptly be paid, all invoice prices, transportation and delivery costs, taxes and any acquisition or other fees relating to the Equipment, any Eligible Software Lease, or any Lease purchased from a broker. Grantor has all necessary authority to encumber and grant a security interest in the Collateral.

                (c) Each item of Equipment the ownership of which, under applicable law, is or should be evidenced by a certificate of title, will be properly titled in the name of Grantor no later than the next Funding Date after the date of this Schedule.

                (d) All information furnished or to be furnished Agent by or on behalf of Grantor in connection with the Collateral is or will be complete and accurate. Grantor shall defend and hold harmless Agent against all persons whomsoever claiming the Collateral or any part thereof.

                (e) Grantor has received from the lessees under the Leases all such documents, schedules, agreements, Certificates of Delivery and Acceptance, certificates and other items as were required pursuant to each such Lease, and each such Lease is in the form attached to the Credit Agreement as Exhibit E, as may be modified pursuant to the Credit Agreement.

                (f) This Schedule together with the Security Agreement create a valid security interest of Agent and Lenders in the Collateral (subject only to the security interests of others referred to in (b), for so long as such security interests are permitted by the provisions of the Security Agreement), securing the payment of the Obligations, and all filings and other actions necessary to perfect and protect such security interest have been duly taken, including, without limitation, the making of all filings against the lessees under the Leases necessary to perfect Grantor's interest in the Equipment.

                                      2.

                (g) No consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Agency, lessee or other person or entity is required either (i) for the grant by Grantor of the security interest granted in the Security Agreement and hereby or for the execution, delivery or performance of this Schedule by Grantor or (ii) except for the filing of a financing statement in the appropriate jurisdictions, for the perfection or exercise by Agent of Lenders' rights and remedies hereunder.

                (h) Each Lease described in Exhibit A constitutes the valid and enforceable obligation of the lessee thereunder, enforceable against such lessee in accordance with its respective terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. Each item of Equipment subject to any such Lease has been delivered to, and accepted by, the lessee under the respective Lease. No event of default or termination, and no event which with the giving of notice or lapse of time, or both, would constitute such an event, has occurred on the part of any party under any such Lease. There does not exist in respect of any such Lease any claim, offset, defense or other right on the part of the lessee thereunder to reduce in any manner the amounts payable under such Lease.

        29.     GENERAL REPRESENTATIONS AND WARRANTIES

                (a) The representations and warranties set forth in Section 4 of the Credit Agreement are true and correct as of the date hereof, provided that the representations and warranties set forth in Section 4.6 of the Credit Agreement shall be deemed to be made with respect to the financial statements most recently delivered to Lenders.

                (b) As of the date hereof, there exists no Default under the Credit Agreement.

        30.     SCHEDULE

                This Schedule shall be construed as supplemental to the Security Agreement and shall form a part of the Security Agreement. The Security Agreement is incorporated herein by this reference. The Security Agreement, and each and every provision thereof, remain in full force and effect and are hereby ratified, approved and confirmed.

        31.     COUNTERPARTS

                This Schedule may be executed in separate counterparts, each of which when executed and delivered is an original, but all such counterparts shall together constitute the Schedule.

                                      3.

        IN WITNESS WHEREOF, Grantor has executed this Schedule as of the date first above written.

GRANTOR:                      LEASING SOLUTIONS, INC.



                              By____________________________

                              Printed Name__________________

                              Title_________________________



AGENT:                        THE FIRST NATIONAL BANK OF BOSTON, AS AGENT



                              By____________________________

                              Printed Name__________________

                              Title_________________________


                                      4.

                                   EXHIBIT A

                                    LEASES

                                      5.